UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material pursuant to §240.14a-12

Sprouts Farmers Market, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement for

2019 Annual Meeting of Stockholders

March 18, 2019

Dear Fellow Sprouts Stockholders:

You are cordially invited to attend the 2019
Annual Meeting of Stockholders of Sprouts
Farmers Market, Inc., which will be held at
the Sprouts Farmers Market Store Support
Office, 5455 East High Street, Suite 111,
Phoenix, Arizona 85054, on Tuesday,
April 30, 2019 at 8:00 a.m., local time.

Proxy Voting

At the Annual Meeting, we will ask you to
elect two members of our board of directors;
vote on a non-binding advisory resolution to
approve the compensation paid to our named
executive officers for fiscal 2018 (commonly

referred to as “say-on-pay”); and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2019 fiscal year.

Proxy Materials and Availability

We have elected to provide access to proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How to Vote

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.

On behalf of our board of directors, we would like to thank you for your continued interest and investment in Sprouts Farmers Market.

Sincerely,

Brad Lukow Interim Co-Chief Executive Officer and Chief Financial Officer	Jim Nielsen Interim Co-Chief Executive Officer, President and Chief Operating Officer

SPROUTS FARMERS MARKET, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Tuesday, April 30, 2019 at 8:00 a.m. local time.

Place:	Sprouts Farmers Market Store Support Office, 5455 East High Street, Suite 111, Phoenix, Arizona 85054.

Items of Business:	(1)	To elect two Class III directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	To vote on a non-binding advisory resolution to approve the compensation paid to our named executive officers for fiscal 2018 (“say-on-pay”);

(3)

To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 29, 2019; and

(4)	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	Holders of record of our common stock as of the close of business on March 4, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

Voting:	Your vote is very important. To ensure your representation at the Annual Meeting, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. All stockholders as of the record date are invited to attend the Annual Meeting. You may vote in person at the Annual Meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

Brandon F. Lombardi

Chief Human Resources and Legal Officer and Corporate Secretary

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about March 18, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 30, 2019.

This proxy statement and our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, are available at www.proxyvote.com and at investors.sprouts.com.

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	Tuesday, April 30, 2019
Time:	8:00 a.m., local time
Location:	Sprouts Farmers Market Store Support Office, 5455 East High Street, Suite 111, Phoenix, Arizona 85054
Record Date:	March 4, 2019
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.

Proposals and Voting Recommendations

	Board Recommendation	Page
Election of Directors
Kristen E. Blum	For	18
Shon A. Boney	For	18
Advisory vote on the compensation paid to our named executive officers for fiscal 2018	For	48
Ratification of our independent registered public accounting firm	For	50

Voting Methods

You can vote in one of four ways:

Visit www.proxyvote.com to vote VIA THE INTERNET
Call 1-800-690-6903 to vote BY TELEPHONE
Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL
Attend the meeting to vote IN PERSON

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on April 29, 2019. Stockholders may revoke their proxies at the times and in the manners described on page 5 of this proxy statement.

If your shares are held in “street name” through a bank, broker, or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

As used in this Proxy Statement, unless the context otherwise requires, references to the “company,” “Sprouts,” “we,” “us” and “our” refer to Sprouts Farmers Market, Inc. and, where appropriate, its subsidiaries.

Sprouts Farmers Market	2019 Proxy Statement 1

Business Summary

BUSINESS SUMMARY

Sprouts Farmers Market operates healthy grocery stores that specialize in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete grocery shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Since our founding in 2002, we have grown rapidly, significantly increasing our sales, store count and profitability. With 313 stores in 19 states as of December 30, 2018, we are one of the largest healthy grocery store chains selling fresh, natural and organic food in the United States. As of March 18, 2019, we have grown to 319 stores in 19 states and continue to be guided by our passion:

WE BELIEVE HEALTHY LIVING IS A JOURNEY AND

EVERY MEAL IS A CHOICE.

WE LOVE TO INSPIRE, EDUCATE AND EMPOWER

EVERY PERSON TO EAT HEALTHIER AND LIVE A BETTER LIFE.

2018 was once again a dynamic year in the retail industry and proved to be a very strong year for Sprouts, including the following business highlights:

•	Grew annual revenue to $5.2 billion, representing 12% growth year over year

•	Increased comparable store sales by 2.1%, achieving two-year comparable store sales growth of 5.0%

•	Increased diluted earnings per share to $1.22 from $1.15 in 2017

•	Increased adjusted diluted earnings per share to $1.29[1] from $1.01 in 2017

•	Repurchased $258 million of our shares

•	Continued to self-fund our growth through exceptional operating cash flows

•	Opened 30 new stores, and expanded to four new states: Maryland, Pennsylvania, South Carolina and Washington

•	Named the #3 most admired company in the food and drug store category by Fortune

As we continue to grow and deliver stockholder value, we do so in a manner that improves our relationship with the environment and strengthens our social responsibility endeavors. Our sustainability and social responsibility highlights for 2018 included:

•	Donated over 27 million pounds of food to local food banks, equating to 23 million meals, through our Food Rescue program

•	Diverted 37 million pounds of organic materials from landfills through composting, recycling and cattle feed programs

•	Donated more than $2.3 million to over 130 local nonprofit organizations in our communities

•	Supported more than 850 community events through volunteering and in-kind donations, reaching more than two million residents in our communities

•	Hosted our first company-wide Day of Service, uniting 500 team members for 28 community service projects across the country

•	Promoted over 20% of our team members and dedicated over 30,000 hours to leadership development

1 See Appendix A for a reconciliation of diluted earnings per share to adjusted diluted earnings per share.

2 2019 Proxy Statement	Sprouts Farmers Market

General Information

SPROUTS FARMERS MARKET, INC.

5455 East High Street, Suite 111

Phoenix, Arizona 85054

2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement is provided and the enclosed form of proxy is solicited on behalf of Sprouts Farmers Market, Inc., a Delaware corporation, by our board of directors for use at the 2019 Annual Meeting of Stockholders (referred to as the “Annual Meeting”) and any postponements or adjournments thereof. The Annual Meeting will be held at the Sprouts Farmers Market Store Support Office, 5455 East High Street, Suite 111, Phoenix, Arizona 85054, on Tuesday, April 30, 2019 at 8:00 a.m. local time.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (referred to as the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2018 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2018 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials are being first provided on or about March 18, 2019 to all stockholders entitled to vote at the meeting.

Record Date

Stockholders of record at the close of business on the record date of March 4, 2019 are entitled to notice of and to vote at the meeting.

Number of Outstanding Shares

On the record date, there were 123,673,737 outstanding shares of our common stock, par value $0.001 per share.

Requirements for a Quorum

The holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

Votes Required for Each Proposal

Assuming that a quorum is present, directors shall be elected by a plurality of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Therefore, the two nominees who receive the greatest number of votes cast shall be elected as directors. Our stockholders do not have cumulative voting rights for the election of directors.

Sprouts Farmers Market	2019 Proxy Statement 3

General Information

The advisory vote on the compensation of our named executive officers for fiscal 2018 (commonly referred to as a “say-on-pay” proposal) and the proposal to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 shall each be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Although the say-on-pay vote is non-binding, it will provide information to our compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee and our board of directors will consider when determining executive compensation for the years to come.

The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.

Our Board’s Recommendation for Each Proposal

Our board of directors recommends that you vote your shares:

•	“FOR” each of the two Class III director nominees;

•	“FOR” the say-on-pay proposal; and

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

Voting Instructions

You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.proxyvote.com; call 1-800-690-6903 to vote by telephone; sign, date, and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail; or attend the Annual Meeting to vote in person. When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.

If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “for” the election of each of the two nominees for director set forth in this proxy statement, (2) “for” the non-binding advisory resolution to approve the compensation paid to our named executive officers for fiscal 2018, (3) “for” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2019, and (4) as the persons specified in the proxy deem advisable in their discretion on such other matters as may properly come before the meeting. As of the date of this proxy statement, we have received no notice of any such other matters.

If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet or by phone or returned a proxy or voting instruction card by mail, and your in-person vote will supersede any vote previously cast.

Broker Non-Votes and Abstentions

If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote your shares on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”

4 2019 Proxy Statement	Sprouts Farmers Market

General Information

The election of directors (referred to as “Proposal 1”) and the say-on-pay proposal (referred to as “Proposal 2”) are matters considered non-routine under applicable rules. A broker, bank, or other nominee cannot vote without your instructions on non-routine matters; as a result, there may be broker non-votes on Proposals 1 and 2. For your vote to be counted in the above proposals, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the Annual Meeting using the voting instruction form provided by your broker, bank, or other nominee.

The ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2019 (referred to as “Proposal 3”) is a matter considered routine under applicable rules. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 3.

Broker non-votes and abstentions each are counted for determining the presence of a quorum. The election of directors requires a plurality of votes cast. Neither broker non-votes nor any withhold votes in the election of directors will have any effect thereon. Because they represent shares present and entitled to vote that are not cast in favor of a proposal, abstentions will have the same effect as votes “against” Proposal 2 or Proposal 3. Broker non-votes, however, do not represent shares present and entitled to vote on non-routine matters, and therefore, will have no effect on Proposal 2.

Revoking Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via Internet, telephone, or mail) bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote. The election inspector need not be a stockholder, and any of our directors or officers may be an inspector on any question other than a vote for or against his or her election to any position with our company or on any other matter in which he or she may be directly interested.

Voting Results

The final voting results from the Annual Meeting will be publicly disclosed in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Costs of Solicitation of Proxies

We will bear the cost of this solicitation, estimated to be approximately $85,000. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We may, but do not currently intend to, engage a third-party proxy solicitor.

Householding

We are required to provide an Annual Report to all stockholders who receive this proxy statement. To reduce future costs to our company, if you are a stockholder of record and have more than one account in your name, or reside at the same address as other stockholders of record, you may authorize us to

Sprouts Farmers Market	2019 Proxy Statement 5

General Information

discontinue duplicate mailings of future Annual Reports and proxy statements, commonly referred to as “householding.” To do so, mark the designated box on each proxy card for which you wish to discontinue receiving an Annual Report and proxy statement. If you are voting via the Internet or by telephone, you can either follow the prompts when you vote or give instructions to discontinue duplicate mailings of future Annual Reports and proxy statements. Street name stockholders who wish to discontinue receiving duplicate mailings of future Annual Reports should review the information provided in the proxy materials mailed to them by their bank or broker. If, now or in the future, you wish to receive a separate copy of the Annual Report or proxy statement, please notify us by sending a written request to our Corporate Secretary at our principal executive offices, 5455 East High Street, Suite 111, Phoenix, Arizona 85054, and we will deliver a separate copy.

Attending the Annual Meeting

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on March 4, 2019, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Sprouts stock on the record date. This can be:

•	a brokerage statement or letter from a bank or broker indicating ownership on March 4, 2019;

•	the Notice of Internet Availability of Proxy Materials;

•	a printout of the proxy distribution email (if you received your materials electronically);

•	a proxy card;

•	a voting instruction form; or

•	a legal proxy provided by your broker, bank, or other nominee.

Admission to the Annual Meeting will be on a first-come, first-served basis and will require proof of ownership described above. Stockholders and proxy holders must also present a government-issued form of photo identification, such as a driver’s license, and comply with customary security procedures. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures. The use of cameras or other recording devices will not be allowed at the Annual Meeting.

Availability of our Filings with the SEC

Our 2018 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Through our investor relations website, investors.sprouts.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (referred to as the “Form 10-K”), as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our principal executive offices set forth in this proxy statement.

6 2019 Proxy Statement	Sprouts Farmers Market

General Information

Other Information

We report our results of operations on a 52- or 53-week fiscal year ending on the Sunday closest to December 31. Our last three completed fiscal years ended on January 1, 2017, December 31, 2017 and December 30, 2018. For ease of reference, we identify our fiscal years in this proxy by reference to the calendar year ending closest to the last day of such fiscal year. For example, we refer to our fiscal years ended January 1, 2017, December 31, 2017 and December 30, 2018 and our fiscal year ending December 29, 2019 as “fiscal 2016,” “fiscal 2017,” “fiscal 2018” and “fiscal 2019,” respectively.

Sprouts Farmers Market	2019 Proxy Statement 7

Corporate Governance

CORPORATE GOVERNANCE

Our Board

Our business and affairs are overseen by our board of directors, which currently consists of seven members.

Joseph Fortunato Chairman of the Board Age: 66 Director since: 2013 Chairman since: 2017 Committees: Compensation Nominating and Corporate Governance

Career Highlights

Mr. Fortunato has served as an Operating Partner at J.W. Childs Associates, L.P., an operationally focused private equity firm, since January 2017. Mr. Fortunato serves on the board of directors of a number of current J.W. Childs portfolio companies, including Comoto Holdings, Inc. (as Chairman since January 2016), Honors Holdings, LLC (since January 2018), EbLens LLC (since July 2017) and Shoe Sensation (since August 2015). Mr. Fortunato previously served as Chairman of the Board, Chief Executive Officer and President of GNC Holdings, Inc. (NYSE: GNC), a global specialty retailer of health and wellness products, from November 2005 to August 2014 and was a consultant from September 2014 through December 2016. From 1990 to November 2005, Mr. Fortunato served in various executive roles with General Nutrition Companies, Inc., including Senior Executive Vice President and Chief Operating Officer, Executive Vice President of Retail Operations and Store Development and Senior Vice President of Financial Operations. Mr. Fortunato served on the board of directors of Mattress Firm Holding Corp., a retailer of mattresses and bedding-related products, from October 2012 until September 2016.

Key Board Skills and Qualifications

•   Record as an executive of a successful international retail company

•   Years of financial and operational experience

•   Experience on the boards of directors of public companies

Favorite Sprouts Brand Product

Organic Himalayan Pink Salt and Coconut Oil Popcorn

8 2019 Proxy Statement	Sprouts Farmers Market

Corporate Governance

Kristen E. Blum Independent Director Age: 53 Director since: 2016 Committees: Audit Nominating and Corporate Governance

Career Highlights

Ms. Blum has served as SVP and Chief Information Officer of PepsiCo – Latin America since January 2018. In January 2019, Ms. Blum was appointed as Chairperson of The Sprouts Healthy Communities Foundation, our non-profit foundation focused on health and wellness related causes. Ms. Blum also has served as a director of GuideWell Mutual Holding Corp. since May 2018. Ms. Blum previously served PepsiCo as SVP and Chief Information Officer of Global IT Transformation from November 2017 to April 2018, SVP and Chief Information Officer of Frito-Lay from September 2015 to December 2017 and SVP and Chief Information Officer of Commercial Solutions, Innovation, Data and Analytics from July 2013 to September 2015, as well as SVP and Chief Information Officer of Enterprise Solutions from December 2010 to January 2012. Ms. Blum served as EVP and Chief Technology Officer of J.C. Penney Co. Inc. from January 2012 to June 2013 and SVP and Chief Information Officer of Abercrombie & Fitch from March 2006 to October 2010.

Key Board Skills and Qualifications

•   30+ years of experience in developing strategies and designing information technology solutions in the retail, consumer goods and high-tech industries

•   Cybersecurity, technology functional leadership and digital transformation

•   Well-versed in audit and risk management functions

•   National Association of Corporate Directors Board Fellow

Favorite Sprouts Brand Product

Creamy Almond Butter

Shon A. Boney Independent Director Age: 50 Director since: 2002

Career Highlights

Mr. Boney co-founded our company in 2002 and served as our Vice President and Chief Financial Officer from 2002 to 2005, as Chief Executive Officer from 2005 to August 2012, and Chairman from August 2012 until March 2013. Prior to founding our company, Mr. Boney served in various positions with Henry’s Farmers Market ranging from store management to buyer to Director of Information Technology from 1986 to 2001.

Key Board Skills and Qualifications

•   Over 29 years of experience in the grocery industry

•   Knowledge of our business, operations and strategy

•   Deep experience in real estate strategy and analysis

Favorite Sprouts Brand Product

Chipotle Hummus

Sprouts Farmers Market	2019 Proxy Statement 9

Corporate Governance

Terri Funk Graham Independent Director Age: 53 Director since: 2013 Committees: Compensation Nominating and Corporate Governance, Chairperson

Career Highlights

Ms. Graham is a Branding Strategy Consultant, having most recently served as interim Chief Marketing Officer of Origin Entertainment, Inc., a broad-based film and television production company, from March 2016 to September 2017. Ms. Graham has served on the board of directors of Lumber Liquidators Holdings, Inc. (NYSE: LL), the largest specialty retailer of hardwood flooring in North America, since October 2018, and served on the board of directors of 1-800 Contacts, the largest U.S. online retailer of contact lenses, from July 2015 to January 2016. Ms. Graham previously served as Chief Marketing Officer – Red Envelope for Provide Commerce, Inc., an e-commerce gifting company from July 2013 to September 2014. Ms. Graham served on the board of Hot Topic, Inc., a formerly publicly traded (NASDAQGS: HOTT) mall and web-based specialty retailer from June 2012 to June 2013. From September 2007 to December 2012, Ms. Graham served as SVP and Chief Marketing Officer at Jack in the Box Inc. (NASDAQGS: JACK), a restaurant company that operates and franchises Jack in the Box restaurants. Ms. Graham, who joined Jack in the Box Inc. in 1990, served as VP and Chief Marketing Officer from December 2004 to September 2007, VP of Marketing from May 2003 to December 2004, and VP of Brand Communications and Regional Marketing from July 2002 to May 2003.

Key Board Skills and Qualifications

•   Over 29 years of branding and marketing experience in the retail and restaurant industries, including extensive knowledge of digital and e-commerce

•   Public company board experience

•   Well-versed in corporate governance

Favorite Sprouts Brand Product

Hatch Chile Grass-Fed Beef Jerky

Lawrence (“Chip”) P. Molloy Independent Director Age: 57 Director since: 2013 Committees: Audit, Chairperson Compensation

Career Highlights

Mr. Molloy served as the Chief Financial Officer of Under Armour, Inc. (NYSE: UA) from January 2016 to February 2017. Mr. Molloy most recently served as Interim Chief Executive Officer of Torrid LLC from January to August 2018. Mr. Molloy served as a director of Party City Holdco Inc. (NYSE: PRTY) from December 2013 to June 2016 and Wingstop Inc. (NASDAQ: WING) from February 2015 to March 2016. Mr. Molloy served as Senior Advisor to Roark Capital Group, a private equity firm, from October 2014 to December 2015. Prior to that, Mr. Molloy served as Special Advisor to PetSmart, Inc., the largest specialty pet retailer, from June 2013 until April 2014, and had served as Chief Financial Officer of PetSmart from September 2007 until June 2013. Prior to PetSmart, Mr. Molloy was employed by Circuit City Stores, Inc. from 2003 to 2007, where he served in various finance leadership roles, including Chief Financial Officer of Retail from 2006 to 2007. He served ten years in the U.S. Navy as a fighter pilot, later retiring from the Navy Reserve with a rank of Commander.

Key Board Skills and Qualifications

•   Record as a senior financial executive at nationwide retailers

•   Well versed in financial and accounting matters, as well as operational and risk management matters in the retail industry

Favorite Sprouts Brand Product

Non-Alcoholic Brewed Ginger Beer

10 2019 Proxy Statement	Sprouts Farmers Market

Corporate Governance

Joseph D. O’Leary Independent Director Age: 60 Director since: 2017 Committees: Nominating and Corporate Governance

Career Highlights

Mr. O’Leary has served as a director of Edgewell Personal Care Co. (NYSE: EPC), a leading consumer products company, since October 2018, Francesca’s Holdings Corp. (NASDAQ: FRAN), a nationwide specialty boutique retailer, since April 2013, and PetSmart, Inc., the largest specialty pet retailer, since May 2015. Mr. O’Leary also served as a Director of Big Heart Pet Brands from August 2014 to March 2015. Mr. O’Leary served PetSmart as President and Chief Operating Officer from June 2013 to April 2014, EVP of Merchandising, Marketing, Supply Chain and Strategic Planning from January 2011 to June 2013, SVP of Merchandising from March 2010 to January 2011, SVP of Merchandising and Supply Chain from October 2008 to March 2010, and SVP of Supply Chain from September 2006 to October 2008. Before joining PetSmart, Mr. O’Leary served as Chief Operating Officer of Human Touch, LLC, and various logistics leadership roles with Gap Inc. (NYSE: GPS), a leading global clothing retailer, from 1999 to 2005, culminating as SVP, Supply Chain Strategy and Global Logistics. Prior to 1999, Mr. O’Leary held positions at Mothercare plc, Coopers & Lybrand LLP, and BP International.

Key Board Skills and Qualifications

•   Public company board and executive officer experience

•   Deep merchandising, supply chain and logistics experience with successful growth-oriented retailers

•   Strategic and operational acumen with international experience on multiple continents

Favorite Sprouts Brand Product

Kettle Style Chips

Steven H. Townsend Independent Director Age: 65 Director since: 2013 Committees: Audit Compensation, Chairperson

Career Highlights

Mr. Townsend is a business development, strategic planning and operations advisor and has served as a director of Velocity Brands, LLC since 2010, ME Holding Corporation, parent company of Massage Envy, LLC, a leading provider of therapeutic massage and skincare services, since 2012, and PetValu, a specialty retailer of pet food and pet-related supplies, since February 2015. He previously served as a consultant to United Natural Foods Inc. (NASDAQGS: UNFI), the largest publicly traded wholesale distributor of natural foods, from December 2005 until December 2006. He served as Chairman of UNFI from December 2003 to December 2005 and as its Chief Executive Officer from January 2003 to October 2005 and its President from April 2001 to October 2005. He previously served in other roles at UNFI, including as Chief Financial Officer and as Chief Operating Officer since joining in 1981 as Controller.

Key Board Skills and Qualifications

•   More than 34 years of senior management, financial, operational, information systems and human resources experience

•   Service as an executive officer in the natural food industry

•   National Association of Corporate Directors Board Fellow

Favorite Sprouts Brand Product

Old Fashioned Ginger Snaps

Sprouts Farmers Market	2019 Proxy Statement 11

Corporate Governance

Board Diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, the nominating and corporate governance committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our board of directors. Nominees are not discriminated against on the basis of age, race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The nominating and corporate governance committee evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition. Our current directors reflect these efforts and the importance of diversity to the board, and we are honored to have been recognized by the Women’s Forum of New York as a Corporate Champion for board diversity.

Board Structure

Our certificate of incorporation and bylaws provide for a classified board of directors with staggered three-year terms, consisting of three classes as follows:

Class	Director	Independent
Class I (term expires at 2020 annual meeting)	Terri Funk Graham Steven H. Townsend	Yes Yes
Class II (term expires at 2021 annual meeting)	Joseph Fortunato Lawrence P. Molloy Joseph D. O’Leary	Yes Yes Yes
Class III (term expires at 2019 annual meeting)	Kristen E. Blum Shon A. Boney	Yes Yes

12 2019 Proxy Statement	Sprouts Farmers Market

Corporate Governance

Our board of directors has determined that all of our current directors are “independent,” as defined in the corporate governance rules of the NASDAQ Stock Market. There are no family relationships among any of our directors, director nominees, or executive officers.

Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. Our directors may be removed for cause by the affirmative vote of the holders of a majority of our voting stock.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Board Leadership Structure

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. It is the board’s view that rather than having a rigid policy, the board, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether to institute a formal policy. Currently, our leadership structure separates these roles, with Mr. Fortunato serving as our Chairman of the Board and Messrs. Lukow and Nielsen serving as our Interim Co-Chief Executive Officers.

Our board believes that separating these roles provides the appropriate balance between strategy development, flow of information between management and the board of directors, and oversight of management. We believe this provides guidance for our board of directors, while also positioning our Interim Co-Chief Executive Officers as the leaders of the company in the eyes of our customers, team members, and other stakeholders. As Chairman, Mr. Fortunato, among other responsibilities, oversees planning of the annual board calendar and develops meeting agendas, presides over regularly scheduled board meetings and executive sessions of the independent members of the board, serves as a liaison between the directors, consults with major stockholders, as appropriate, and performs such additional duties as our board of directors may otherwise determine and delegate. By having Mr. Fortunato serve as Chairman of the Board, Messrs. Lukow and Nielsen are better able to focus their attention on running our company.

The Board’s Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. We have an enterprise risk management program designed to identify, prioritize and assess a broad range of risks that may affect our ability to execute our corporate strategy and fulfill our business objectives, and to formulate plans to mitigate their effects. Our board, as a whole, reviews our enterprise risk management program and specific risks we face, determines the appropriate level of risk for our company and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our audit, compensation, and nominating and corporate governance committees support our board in discharging its oversight duties and addressing risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Board Participation

Our board of directors held five formal meetings in fiscal 2018 and took action by written consent once. During fiscal 2018, each of our directors attended at least 75% of the total number of meetings of our board of directors and of the committees on which they serve. We regularly schedule executive sessions at each formal meeting of the board during which the independent directors meet without the presence or participation of management.

Sprouts Farmers Market	2019 Proxy Statement 13

Corporate Governance

We encourage our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practical, we generally schedule a meeting of our board of directors on or around the same day as our annual meeting of stockholders. Each of our directors at the time attended our 2018 annual meeting of stockholders.

Board Committees

Our board of directors has the authority to appoint committees to perform certain oversight and administration functions. Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

Our audit committee consists of Lawrence P. Molloy, Chairperson, Kristen E. Blum, and Steven H. Townsend. Our board of directors has determined that each such individual is independent under the rules of the SEC and the NASDAQ Stock Market. Our board has also determined that Messrs. Molloy and Townsend are each an “audit committee financial expert” within the meaning of SEC regulations, and that each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience in financial roles and the nature of their employment.

The audit committee has the following responsibilities, among others things, as set forth in the audit committee charter:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	evaluating the performance of our independent registered public accounting firm;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•

reviewing our annual and quarterly financial statements and reports filed with the SEC and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

•	considering and approving or disapproving all related party transactions and discussing such transactions that are significant to our company with our independent registered public accounting firm;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•	conducting an annual assessment of the performance of the audit committee and its members, and the adequacy of its charter; and

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters.

Our audit committee formally met four times during fiscal 2018.

14 2019 Proxy Statement	Sprouts Farmers Market

Corporate Governance

Compensation Committee

Our compensation committee consists of Steven H. Townsend, Chairperson, Joseph Fortunato, Terri Funk Graham, and Lawrence P. Molloy. Our board of directors has determined that each such individual is independent under NASDAQ Stock Market listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and as an “outside director” as defined in Section 162(m) of the Internal Revenue Code (referred to as the “Code”).

The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•

reviewing, modifying, and approving (or if it deems appropriate, recommending to the full board of directors regarding) our overall compensation strategy and policies and discussing such compensation with our independent registered public accounting firm;

•

reviewing (or if it deems appropriate, recommending to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	reviewing and recommending to the full board of directors the compensation of our directors;

•

evaluating, adopting, and administering (or if it deems appropriate, making recommendations to the full board of directors regarding) the 2013 Incentive Plan (as defined below), other compensation plans, and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and the adequacy of its charter.

Our compensation committee formally met two times during fiscal 2018 and took action by written consent three times.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Terri Funk Graham, Chairperson, Kristen E. Blum, Joseph Fortunato, and Joseph O’Leary. Our board of directors has determined that each such individual is independent under the rules of the NASDAQ Stock Market.

The nominating and corporate governance committee has the following responsibilities, among other things, as set forth in the nominating and corporate governance committee’s charter:

•	reviewing periodically and evaluating director performance on our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;

•	establishing criteria and qualifications for membership on the board of directors and its committees;

•	interviewing, evaluating, nominating, and recommending individuals for membership on our board of directors;

Sprouts Farmers Market	2019 Proxy Statement 15

Corporate Governance

•	reviewing and recommending to our board of directors any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the nominating and corporate governance committee and the adequacy of its charter.

Our nominating and corporate governance committee formally met two times during fiscal 2018.

Board Evaluations

Our board believes that a robust annual evaluation process is a critical part of its governance practices. Accordingly, the nominating and corporate governance committee oversees an annual evaluation of the performance of the board of directors. The committee approves written evaluation questionnaires that are distributed to each director. The results of each written evaluation are provided to, and compiled by, an outside law firm. The chair of the nominating and corporate governance committee discusses the results of the performance evaluations with the full board. Our board utilizes the results of these evaluations in making decisions on director nominees, board agendas, board structure, composition and effectiveness and committee assignments. As a result of past board evaluations, we have made changes to board meeting agenda and the form and scope of materials provided to directors.

Identifying and Evaluating Director Candidates

Director candidates are evaluated in light of the then-existing composition of the board, and the background and areas of expertise of existing directors and potential nominees, The nominating and corporate governance committee also considers the specific needs of the various board committees. In the case of Mr. O’Leary, the most recent addition to our board, the committee considered, among other factors, his merchandising and supply chain and logistics experience with other successful growth-oriented retailers. Prior to that, the committee considered, in connection with Ms. Blum joining our board, her vast experience in developing and designing information technology solutions, expertise in cybersecurity and technology functional leadership and gender diversity, among other factors.

Our nominating and corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to our Corporate Secretary at our principal executive offices set forth in this proxy statement, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

The evaluation process for director nominees who are recommended by our stockholders is the same as for any other nominee and is based on numerous factors that our nominating and corporate governance committee considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity reflecting ethnic background, gender, and professional experience, and the extent to which the nominee would fill a present need on our board of directors. We typically engage search firms to engage in national searches for prospective board candidates, and we instruct these search firms with which we work to identify potential board candidates that would, in addition to bringing particular skills and experience to the board, also add to the gender and/or ethnic diversity on the board.

Sustainability and Social Responsibility

Sprouts is committed to operating our business in a way that respects social and environmental well-being. We all play a role in being good stewards of our planet and its finite resources and, as a growing natural and organic retailer, Sprouts has a unique opportunity to have a positive impact on our earth and our communities. As we grow, we will continue to adopt practices that improve our relationship with the environment and strengthen our social responsibility endeavors, which are rooted in four pillars: environment,

16 2019 Proxy Statement	Sprouts Farmers Market

Corporate Governance

sourcing, our team, and the community. To date, our initiatives have focused on fighting hunger, reducing waste, practicing responsible sourcing, energy conservation, community support, and building a diverse and inclusive workplace culture that provides opportunities for advancement, training, and education.

As our many sustainability and social responsibility initiatives have advanced, so has our ability to accumulate, track, analyze, and report on our accomplishments. For more information on our sustainability and social responsibility work, please visit our website at about.sprouts.com/sustainability to view our 2018 Sustainability and Social Responsibility Report. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement.

Availability of Corporate Governance Information

Our board of directors has adopted charters for our audit, compensation, and nominating and corporate governance committees describing the authority and responsibilities delegated to each committee by our board of directors. Our board of directors has also adopted corporate governance guidelines, a code of conduct and ethics that applies to all of our team members, a code of ethics that applies to members of our board of directors, and a code of ethics that applies to our principal executive officer and senior financial officers, including those officers responsible for financial reporting. We post on our website, at investors.sprouts.com, the charters of our audit, compensation, and nominating and corporate governance committees, our corporate governance guidelines, and the codes of conduct and ethics referenced above. We intend to disclose any amendments to these codes, or any waivers of their requirements, on our website to the extent required by applicable SEC or NASDAQ Stock Market rules. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our Corporate Secretary at our principal executive offices set forth in this proxy statement.

Communications with our Board of Directors

Stockholders or other interested persons wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our Corporate Secretary at 5455 East High Street, Suite 111, Phoenix, Arizona 85054. All such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Proxy Access

Our bylaws allow a stockholder to include director nominees in our proxy materials for election at our annual meeting of stockholders. Such nominations must comply with all applicable conditions in our bylaws and be directed to the attention of our Corporate Secretary at 5455 East High Street, Suite 111, Phoenix, Arizona 85054. See “Director Nominations for Inclusion in our 2020 Proxy Materials (Proxy Access)” below.

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Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our nominating and corporate governance committee recommended, and the board of directors nominated:

•	Kristen E. Blum

•	Shon A. Boney

as nominees for election as Class III members of our board of directors. Each nominee is presently a Class III director of our company and has consented to serve a three-year term if elected, concluding at the 2022 annual meeting of stockholders. Ms. Blum was appointed a director by the board in 2016, and Mr. Boney was re-elected by stockholders at the 2016 annual meeting. Biographical information about each of our directors is contained in the “Our Board” section above. At the Annual Meeting, two directors will be elected to our board of directors.

Required Vote

The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of these two nominees.

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

18 2019 Proxy Statement	Sprouts Farmers Market

Director Compensation

DIRECTOR COMPENSATION

Our directors that are considered “independent” under applicable SEC and NASDAQ stock market rules receive consideration for service on our board of directors. In 2018, these directors received the following cash compensation (all payable quarterly):

•	Annual retainer of $60,000;

•	Annual committee retainer fees of $10,000 per committee assignment;

•	Annual committee chairperson retainer fees in the following amounts:

-	$20,000 for the chairperson of our audit committee;

-	$15,000 for the chairperson of our compensation committee;

-	$15,000 for the chairperson of our nominating and corporate governance committee; and

•	Annual retainer for our chairman of the board of $20,000.

In addition to the cash compensation discussed above, our independent directors also received equity compensation for 2018 equal to $100,000 in the form of restricted stock units (referred to as “RSUs”) vesting on the one-year anniversary of the grant date. The number of RSUs granted to each independent director was determined using the 20-day trailing average closing price of our common stock as reported on the grant date. We also pay for or reimburse directors for approved board governance educational seminars and for travel expenses related to attending board and committee meetings.

Our board of directors recognizes that stock ownership by directors may strengthen their commitment to the long-term success of our company and further align their interests with those of our stockholders. In accordance with our corporate governance guidelines, our independent directors are expected over a five-year period to beneficially own shares of our common stock (including shares owned outright, unvested shares, and stock options or other equity grants) having a value of at least five times their annual cash retainer until he/she leaves the board.

Our compensation committee periodically engages its independent compensation consultant, Korn Ferry, to review our company’s independent director compensation against peer and market data. In late 2018, our compensation committee reviewed the position of our independent director compensation program relative to market data and our peer group discussed below based on data provided by Korn Ferry and determined to make certain changes to increase our independent director compensation to slightly below the median of our peer group. For fiscal 2019, the annual retainer will increase to $65,000, the committee retainer fees will remain at $10,000 per committee assignment, the audit committee chairperson retainer will increase to $25,000, the compensation and nominating and corporate governance committee chairperson retainers will increase to $20,000 and the chairman of the board retainer will increase to $30,000. In addition, annual equity compensation for fiscal 2019 will increase to $125,000 in the form of RSUs vesting on the one-year anniversary of the grant date.

Director Compensation Table

The following table sets forth a summary of the compensation earned by our directors in fiscal 2018.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Kristen E. Blum	$80,000	$94,494	—	$174,494
Shon A. Boney(2)	$45,000	$94,494	—	$139,494
Joseph Fortunato	$100,000	$94,494	—	$194,494
Terri Funk Graham	$95,000	$94,494	—	$189,494
Lawrence P. Molloy	$100,000	$94,494	—	$194,494
Joseph D. O’Leary	$70,000	$94,494	—	$164,494
Steven H. Townsend	$95,000	$94,494	—	$189,494

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Director Compensation

(1)

The amounts in this column reflect the aggregate grant date fair value of each RSU granted during the fiscal year, computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in Note 26 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018. The grant date for the RSUs was May 14, 2018.

(2)

Mr. Boney was not independent under NASDAQ stock market rules for a period of three years following the Company’s purchase of a corporate aircraft from an entity controlled by Mr. Boney in November 2015. In May 2018, the compensation committee determined that Mr. Boney would be paid the independent director compensation; the cash retainer amount represents a pro-rated portion of the annual director compensation. In February 2019, our board of directors determined that Mr. Boney qualified as an “independent director” under applicable SEC and NASDAQ stock market rules.

The following table lists outstanding equity awards held by our current non-employee directors as of December 30, 2018.

	Option Awards				Stock Awards
Name	Date of Grant(1)	Number of Shares Underlying Option	Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Kristen E. Blum	May 14, 2018	—	—	—	4,268	$98,975
Shon A. Boney	November 10, 2015	4,431	$23.26	November 10, 2022	—	—
	May 14, 2018	—	—	—	4,268	$98,975
Joseph Fortunato	July 31, 2013	778	$18.00	July 31, 2020	—	—
	May 19, 2014	6,195	$28.50	May 19, 2021	—	—
	May 21, 2015	3,623	$30.30	May 21, 2022	—	—
	May 14, 2018	—	—	—	4,268	$98,975
Terri Funk Graham	July 31, 2013	2,778	$18.00	July 31, 2020	—	—
	May 19, 2014	6,195	$28.50	May 19, 2021	—	—
	May 21, 2015	3,623	$30.30	May 21, 2022	—	—
	May 14, 2018	—	—	—	4,268	$98,975
Lawrence P. Molloy	July 31, 2013	2,778	$18.00	July 31, 2020	—	—
	May 19, 2014	6,195	$28.50	May 19, 2021	—	—
	May 21, 2015	3,623	$30.30	May 21, 2022	—	—
	May 14, 2018	—	—	—	4,268	$98,975
Joseph D. O’Leary	May 14, 2018	—	—	—	4,268	$98,975
Steven H. Townsend	July 31, 2013	2,778	$18.00	July 31, 2020	—	—
	May 19, 2014	6,195	$28.50	May 19, 2021	—	—
	May 21, 2015	3,623	$30.30	May 21, 2022	—	—
	May 14, 2018	—	—	—	4,268	$98,975

(1)	All outstanding options are currently vested and exercisable.

(2)	Stock awards represent RSUs granted on May 14, 2018 which cliff vest on the first anniversary of the grant date, in each case assuming continued service through the vesting date.

(3)

The market value of unvested RSUs is calculated by multiplying the number of unvested awards held by the applicable named director by the closing market price of our common stock on the Nasdaq Global Select Market on the last trading day of fiscal 2018, December 28, 2018, which was $23.19 per share.

20 2019 Proxy Statement	Sprouts Farmers Market

Executive Officers

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 18, 2019:

Name	Age	Position
James L. Nielsen	47	Interim Co-Chief Executive Officer, President and Chief Operating Officer
Bradley S. Lukow	55	Interim Co-Chief Executive Officer, Chief Financial Officer / Treasurer
Dan J. Sanders	60	Chief Operations Officer
David McGlinchey	46	Chief Merchandising Officer
Brandon F. Lombardi	41	Chief Human Resources and Legal Officer / Corporate Secretary
Shawn R. Gensch	49	Chief Customer Officer
Theodore E. Frumkin	57	Chief Development Officer

James L. Nielsen was appointed our Interim Co-Chief Executive Officer in December 2018 and has served as our President and Chief Operating Officer since August 2015. Mr. Nielsen joined our company as Chief Operating Officer in April 2011. Prior to joining our company, Mr. Nielsen served as President of Henry’s Farmers Markets from 2007 through April 2011, and Vice President and General Manager of Henry’s Farmers Markets from 2006 to 2007. Prior to that, Mr. Nielsen served in various roles of increasing responsibility for Wild Oats Marketplace, including Director of Operations from December 2004 to February 2007, Director of Non-Perishables from February 2004 to December 2004, and Director of Merchandising from 2002 to February 2004. Mr. Nielsen began his career at Smith’s Food and Drug in 1986 and held various positions before leaving in 2002. Mr. Nielsen holds a B.S. in Business Administration from Weber State University.

Bradley S. Lukow was appointed our Interim Co-Chief Executive Officer in December 2018 and has served as our Chief Financial Officer and Treasurer since March 2016. Mr. Lukow most recently served as Chief Financial Officer of 99 Cents Only Stores, a deep-discount retailer, from January to June 2015, and Executive Vice President and Chief Financial Officer of Shoppers Drug Mart, Canada’s leading drug store retailer, from January 2009 to November 2014, where he oversaw finance, treasury and investor relations, in addition to the strategy and acquisitions, real estate development and information technology functions. Prior to assuming the role of Executive Vice President and Chief Financial Officer, Mr. Lukow served in various roles of increasing responsibility at Shoppers Drug Mart, including Senior Vice President of Finance from 2000 to 2008, Vice President of Retail Accounting from 1997 to 2000 and Director of Retail Accounting from 1994 to 1997. Mr. Lukow began his career with Ernst & Young in 1986, is a Chartered Professional Accountant and holds a B.A. in Honors Business Administration from the University of Western Ontario.

Dan J. Sanders has served as our Chief Operations Officer since October 2016. Mr. Sanders joined our company as Executive Vice President of Store Operations in July 2015, and previously served as President of Albertsons Southern California and President of Acme Markets, both while affiliated with Supervalu Inc., from March 2010 through March 2013. Additionally, Mr. Sanders served as Chief Executive Officer of United Supermarkets, LLC from June 2004 until February 2010. Prior to serving at United, Mr. Sanders was Division President and a Principal at AdPlex, a retail consulting firm specializing in advertising production and content management technology to Fortune 500 companies, from August 1997 to February 2003. Mr. Sanders is also a military veteran with more than a decade of service as a pilot in the United States Air Force. He holds an MBA from Pepperdine University’s Graziadio School of Business and Management and a B.A. from Lubbock Christian University.

Sprouts Farmers Market	2019 Proxy Statement 21

Executive Officers

David McGlinchey was appointed Chief Merchandising Officer in August 2018, having joined our company as Senior Vice President of Merchandising Services in July 2017. Before joining Sprouts, Mr. McGlinchey served as Vice President and Chief Grocery Merchant for Sears Holding Corporation from September 2013 through December 2016 and Senior Vice President of Merchandising and Marketing for the Shaw’s and Star Market banners of Supervalu Inc. from March 2010 through April 2013. Earlier, he served in a number of leadership roles of increasing responsibility over a 14-year span at Stop & Shop/Giant Food, including Senior Vice President of Merchandising Support, Vice President of Grocery Merchandising, Director of Dry Grocery Merchandising and Category Manager. Mr. McGlinchey holds a B.S. in Economics and Finance from Bentley University and an M.B.A. from Bentley University’s McCallum Graduate School of Business.

Brandon F. Lombardi has served as our Chief Human Resources and Legal Officer and Corporate Secretary since October 2016, and previously served as our Chief Legal Officer and Corporate Secretary from January 2012 to October 2016. Prior to joining our company, Mr. Lombardi was a corporate and securities attorney at the international law firm of Greenberg Traurig, LLP from 2002 to January 2012, having worked in the firm’s Los Angeles and Phoenix offices. While in private practice, Mr. Lombardi served as outside general counsel and corporate secretary to public and private companies in a wide range of industries, including food retail, specializing in corporate governance, securities and corporate law, and mergers and acquisitions. While acting as our outside counsel, Mr. Lombardi led our merger with Henry’s Farmers Market in April 2011. Mr. Lombardi holds a Juris Doctor from the Sandra Day O’Connor College of Law at Arizona State University and a B.S. in Global Business from Arizona State University.

Shawn R. Gensch has served as our Chief Customer Officer (formerly Chief Marketing Officer) since June 2015. Prior to joining our company, Mr. Gensch co-founded and served as Chief Executive Officer of iAMroyalist Inc., a consumer loyalty group, from June 2014 to May 2015. Previously, Mr. Gensch was Senior Vice President of Marketing at Target Corporation (NYSE: TGT), a role he held from January 2012 through December 2013, and in which he led, among other things, Target’s media strategy, public relations, social media, strategic partnerships, and experiential and lifestyle marketing efforts. Mr. Gensch served in previous marketing roles of increasing responsibility with Target from 2008 to January 2012. Prior to 2008, Mr. Gensch served as the initial President of Target Bank from 2003 to 2007, Vice President, Financial Product Design and Development at Target Financial Services from 2005 to 2008, and Director of New Business Development from 2003 to 2005. Prior to joining Target Corporation in 2003, Mr. Gensch worked in various roles in the structured finance, insurance, banking and related consulting industries, including work as Vice President and Assistant Treasurer of Green Tree Financial Corporation (Conseco Finance). Mr. Gensch serves on the Board of Directors of GWG Holdings, Inc. (NASDAQ: GWGH), a specialty finance company, since July 2014, and Anser Innovation, a technology company, since January 2014. Mr. Gensch holds a B.S. in Accounting from the University of Wisconsin-Eau Claire.

Theodore E. Frumkin has served as our Chief Development Officer since February 2015, and previously served as our Senior Vice President – Business Development from December 2012 to February 2015. Prior to joining our company, Mr. Frumkin served as Vice President of Real Estate for Staples, Inc. (NASDAQGS: SPLS), from August 2005 to December 2012 and Director of Real Estate from April 2001 to August 2005. Before that, he was Vice President of Real Estate and Construction for Rubio’s Restaurants, Inc., a fast food retailer, from May 1999 to April 2001, and Director of Real Estate from May 1996 to May 1999; Director of Real Estate for Office Depot, Inc. (NYSE: ODP), a leading global provider of office supplies and services, from December 1994 to May 1996; Real Estate Manager for Wal-Mart Stores, Inc. (NYSE: WMT), from 1992 to December 1994, and Real Estate Manager for Taco Bell, a fast food retailer, from 1986 to June 1991. Mr. Frumkin holds an M.B.A. in Finance from Florida International University, and a B.F.A. from Texas Christian University.

Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

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Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of each person who served as our principal executive officer or principal financial officer during fiscal 2018 and our three other most highly compensated executive officers for fiscal 2018, which we collectively refer to as our “named executive officers,” during fiscal 2018. Our named executive officers for fiscal 2018 were:

Name	Title
Amin N. Maredia(1)	Former Chief Executive Officer and Former Director
Bradley S. Lukow(1)	Interim Co-Chief Executive Officer, Chief Financial Officer and Treasurer
James L. Nielsen(1)	Interim Co-Chief Executive Officer, President and Chief Operating Officer
Brandon F. Lombardi	Chief Human Resources and Legal Officer / Corporate Secretary
Dan J. Sanders	Chief Operations Officer

(1)

On November 29, 2018, Mr. Maredia notified our company that he was resigning as our Chief Executive Officer and director, effective December 30, 2018, the last day of fiscal 2018. In connection with Mr. Maredia’s resignation, our board of directors appointed Messrs. Lukow and Nielsen to serve as Interim Co-Chief Executive Officers, effective December 31, 2018 and until a permanent successor has been named. Mr. Maredia will serve as a consultant to our company until March 31, 2019.

Section One – Overview and Executive Summary

Compensation Program Background and Philosophy

Our executive compensation program is administered by the compensation committee of our board of directors comprised entirely of independent directors. The program is intended to attract, motivate, and retain executives and reward the creation of stockholder value. We seek to provide executive compensation packages that are competitive with comparable companies (our peer group discussed below along with other market competitors) and reward the achievement of short-term and long-term performance goals.

Like most companies, we use a combination of fixed and variable compensation to reward and incentivize strong performance as well as to align the interests of our executives with those of our stockholders. When making compensation decisions, the compensation committee takes into consideration the value of target total direct compensation (referred to as “TDC”) provided to executives and where that value falls in relation to comparable companies. While the compensation committee does not target a specific percentile when making compensation decisions, the committee generally looks to position the value of target TDC between the 50th and 75th percentiles of comparable companies, which we believe will enable us to remain competitive in attracting and retaining qualified executive officers. Our compensation committee’s decisions on target compensation are also influenced by a variety of additional factors, including compensation mix, the executive’s performance, skills, experience, time in the role, retention risk, difficulty to replace and scope of responsibility.

2017 Say on Pay Vote and Stockholder Engagement

At our 2018 annual meeting, our “say-on-pay” advisory vote on the 2017 compensation of our named executive officers described in our 2018 proxy statement received approximately 94% support from our stockholders. Our compensation committee took this strong approval into account as one of many factors it considered in connection with the discharge of its responsibilities and attributed this level of support, in part, to many of the changes to the company’s compensation program implemented in 2017 and 2018, including:

•	Engaging Korn Ferry, the compensation committee’s independent compensation consultant, to evaluate our incentive plan design;

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•	Conducting calls with several stockholders collectively holding 40% of our outstanding shares, and implementing certain changes based on this feedback to better align with our peers;

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Increasing the performance period for our 2018 performance shares from one year to three years to better align our practices with the broader retail market and to better align our executive officers’ long-term incentives with the creation of long-term value;

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Revising the 2018 performance share metric from earnings per share (referred to as “EPS”) to earnings before interest and taxes (referred to as “EBIT”) to provide greater emphasis on our core business;

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Increasing 2018 annual target award percentage and long-term award values for certain of our executive officers to better align with our peer group and enhance motivation and retention value for these key executives;

•	Approving modest pay increases to our executive officers’ annual compensation packages in 2018 to align with our peer group and enhance retention value; and

•	Not granting any special retention awards in 2018.

Our compensation committee determined not to make significant structural changes to our executive compensation program in 2019 based on the strong level of stockholder support demonstrated by our 2017 say-on-pay vote and the changes made to the program in 2018. We continued our ongoing stockholder outreach efforts by contacting our largest stockholders in early 2019 to determine if any wished to raise concerns related to our compensation or governance practices. Our compensation committee continued to refine our executive compensation program for 2018 and 2019 as described further below, as a demonstration of its attention to corporate governance and its emphasis on the link between pay and performance.

2018 Fiscal Year Performance

Fiscal 2018 was another strong year for our company as we continued to grow in our very dynamic industry. Our brand of health and value continues to resonate both with new and existing customers, leading to solid financial performance. Some of our fiscal 2018 highlights include:

•	Opened 30 new stores, representing unit growth of 11% from 2017;

•	Net sales of $5.2 billion; a 12% increase from 2017;

•	Comparable store sales growth of 2.1% and two-year comparable store sales growth of 5.0%;

•	Net income of $159 million; compared to $158 million in 2017;

•	Adjusted net income[2] of $168 million; compared to $140 million in 2017;

•	Diluted earnings per share of $1.22; compared to $1.15 in 2017;

•	Adjusted diluted earnings per share[2] of $1.29; compared to $1.01 in 2017; and

•	Drove additional stockholder returns by repurchasing approximately 11.1 million shares.

2 Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items we do not consider representative of our ongoing financial performance. See the “Non-GAAP Financial Measures” section in Appendix A to this proxy statement for additional information about these items.

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Executive Summary of Our Fiscal 2018 Executive Compensation Program and Actions Taken for 2019

For 2018, our pay mix consisted of base salary, the opportunity to earn annual performance-based cash bonuses based on our achievement of Plan EBITDA (as defined below) and comparable store sales performance goals, and equity incentives consisting of time-vesting RSUs and performance-based restricted stock (referred to as “performance shares”) based on our achievement of a Plan EBIT (as defined below) target over a three-year performance period. We have no pension plans or other executive retirement plans except our 401(k) plan that is available to all team members, and limited executive perquisites consisting primarily of payment of health and life insurance premiums for certain of our named executive officers.

We believe that this mix of compensation, including in particular the performance shares and annual performance-based cash bonus program tied to company financial and operational objectives, closely links executive officer compensation to performance. We exceeded the threshold performance levels for our Plan EBITDA and comparable store sales goals for our annual performance-based cash bonus, and our performance shares remain subject to a three-year Plan EBIT performance target before they may be earned. Accordingly, our executive officers were awarded with payouts above threshold, but below target levels, for our company’s performance during fiscal 2018, consistent with our pay-for-performance philosophy.

In 2019, at-risk pay will continue to comprise a significant portion of our executive compensation, particularly for our most senior officers. Our compensation committee has determined to continue to emphasize our pay-for-performance philosophy by using Plan EBITDA and comparable store sales metrics for our annual performance-based bonuses and performance share awards that reward cumulative performance over a three-year performance period based on a Plan EBIT performance goal. Our compensation committee also approved stock option grants for certain of our executive officers in 2019 to provide incentive for the long-term creation of stockholder value. See – “Committee Actions Taken for 2019.”

Section Two – Elements of our Compensation Program

The elements of our 2018 executive compensation program are presented below in summary format and more fully explained in the sections that follow:

Cash Compensation	Base Salary	Base salary is designed to provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within our company, set generally near the 50th percentile of comparable companies.
	Performance-based Bonus	Our performance-based bonus is an annual cash incentive program designed to reward team members for achieving company sales and profitability goals.
Long-Term Incentive Compensation	Performance Shares	Performance shares are granted to provide incentive for long-term creation of stockholder value based on company profitability goals measured by Plan EBIT over a three-year performance period. Performance shares represented 50% of the annual long-term incentive grant value in fiscal 2018 for all of our named executive officers.
	RSUs	Time-vesting restricted stock units (referred to as “RSUs”) are granted to provide incentive for long-term creation of stockholder value. RSUs vest in annual installments over three years and represented 50% of the annual long-term incentive for our named executive officers.
Benefit Programs	Health, Welfare and Retirement Programs	Executives participate in the same benefit programs that are offered to other salaried team members. Our benefits are designed to provide market competitive benefits to protect team members’ and their covered dependents’ health and welfare and provide retirement benefits in the form of a 401(k) plan.
Other	Perquisites	Limited perquisites are provided to certain executives, primarily in the form of company-paid health and life insurance premiums.

Base Salary

Base salary is a fixed portion of compensation that reflects the compensation committee’s (and the Chief Executive Officer’s in the case of other named executive officers) assessment of the individual named

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executive officer’s performance, skills, experience, time in the role, and scope of responsibility. Base salaries are generally set at levels near the median of comparable companies and are reviewed on an annual basis to determine if any adjustments are required.

Performance-based Cash Bonus

We utilize performance-based cash incentives to motivate executives to attain short-term objectives that align with long-term business goals. Meeting or exceeding our annual business and financial goals is important to executing our business strategy and delivering long-term value to stockholders. Individual award opportunities vary by job level and are generally set so that, along with other components of compensation, the executives’ target TDC is competitive with the 50th to 75th percentile of comparable companies.

Our performance-based cash bonus plan is based upon (1) Adjusted EBITDA3, as further adjusted for any income or expense that is unusual, non-recurring or extraordinary, as the compensation committee of our board deems appropriate (referred to as “Plan EBITDA”), and (2) comparable store sales growth. No incentive award is payable to executives unless a pre-established minimum of 91% of the target Plan EBITDA goal or 53% of the target comparable store sales goal is achieved.

The performance-based cash bonus plan focuses executives on critical financial and operational goals. Our compensation committee believes that Plan EBITDA is a primary indicator to our stockholders of overall business health, and its use achieves our desire to use a measure of profitability that drives stockholder value creating behaviors. The second measure, comparable store sales growth, focuses executive officers on both strengthening our core business and making our stores more productive.

Each executive officer has a target performance-based cash bonus opportunity, expressed as a percentage of base salary (referred to as the “Target Bonus”), with the ability to earn above or below that target based on our company’s actual performance.

At the beginning of 2018, the compensation committee and board of directors approved the financial and operational goals for the company. The compensation committee also reviewed and approved the Target Bonus opportunity for each executive officer. If Plan EBITDA and comparable store sales growth were 100% of the established targets, our executive officers would be each entitled to receive 100% of such officer’s respective Target Bonus. In addition, each executive officer had the opportunity to earn an out-performance bonus of 200% of such officer’s Target Bonus (referred to as “Total Bonus Opportunity”). The Target Bonus and Total Bonus Opportunity for our executive officers for 2018 were as follows:

Compensation Tier	Threshold Bonus (as % of Base Salary)	Target Bonus (as % of Base Salary)	Total Bonus Opportunity (as % of Base Salary)
Tier I (CEO)	10%	100%	200%
Tier II (President)	7.5%	75%	150%
Tier III (CFO)	7%	70%	140%
Tier IV (other named executive officers)	6%	60%	120%

Because such a large percentage of executive officer compensation is performance-based, our compensation committee invests significant time determining the annual financial target for our performance-based cash bonus program. In general, management makes the initial recommendation for the

3 Adjusted EBITDA is a non-GAAP financial measure that is explained and reconciled to the comparable GAAP measure in Appendix A to this proxy statement. We define “Adjusted EBITDA” as net income before interest expense, provision for income tax, and depreciation, amortization and accretion, excluding the impact of special items we do not consider representative of our ongoing financial performance.

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financial targets based upon our company’s annual board-approved budget, and these recommendations are reviewed and discussed by the compensation committee. The major factors used in setting one or more targets for a particular year are the results for the most recently-completed year and the budget for the current year. Other factors taken into account may include general economic and competitive market conditions and industry dynamics. Our compensation committee sets the final corporate performance goals during our first quarter, typically at a level our compensation committee believes is challenging, but reasonable, for management to achieve.

Award payouts are determined each February following completion of the plan year by measuring the performance against each award component. In determining whether the performance ranges are met, the compensation committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual, or infrequently occurring events. The 2018 incentive award target goals and 2018 results and corresponding bonus percentages relative to the target amounts are shown below.

Weighting	Rationale for Measure	Target Goal	2018 Results	Bonus Percentage Achieved
Plan EBITDA (75%)	Reflects overall business health and is a measure of profitability that is used by our management and drives stockholder value	$348.4 million	$345.6 million	92%

Comparable Store Sales (25%)	Demonstrates strength in core business	3.0%	2.1%	55%

Equity Incentive Compensation

Each year we grant equity-based awards to executive officers and key team members to motivate and reward them for creating long-term stockholder value. Long-term incentive awards are generally established so that, when added to total cash compensation, the target TDC for an individual executive is competitive with the 50th to 75th percentiles of comparable companies. In 2018, our compensation committee determined to grant to our executive officers time-vesting RSUs and performance shares. The value of such equity awards increases or decreases as a result of changes in the market price of our common stock, creating opportunities in the event of successful market performance of our shares, aligning the interests of our named executive officers with our stockholders.

Award	Weighting	Vesting Terms and Other Conditions
Performance Shares	50%

Performance shares are designed to reward cumulative performance over a three-year performance period and are subject to our company achieving a cumulative Plan EBIT[4] performance target based on our financial objectives. If the cumulative three-year Plan EBIT target is achieved, the performance shares will be considered “earned” and will vest on the third anniversary of the grant date, subject to continued employment. If the Plan EBIT performance target is exceeded, our named executive officers may earn performance shares greater than the target amount, up to 200%.

The target number of shares of our common stock subject to performance shares is determined by the 20-day trailing average closing price for our common stock as reported on the grant date.

RSUs	50%

All of our executive officers receive time-vesting RSUs that vest one-third on each anniversary of the grant date.

The number of shares of our common stock subject to RSUs is determined by the 20-day trailing average closing price for our common stock as reported on the grant date.

4 EBIT is a non-GAAP financial measure that is explained and reconciled to the comparable GAAP measure in Appendix A to this proxy statement. We define “Adjusted EBIT” as net income before interest expense and provision for income tax, excluding certain special items we do not consider representative of our ongoing financial performance. We define “Plan EBIT” as Adjusted EBIT, as may be further adjusted for any income or expense that is unusual, non-recurring or extraordinary, as the compensation committee of our board deems appropriate.

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2018 Performance Shares: As our 2018 performance shares measure Plan EBIT over a three-year performance period, we will measure the Plan EBIT performance target in 2021 to determine if performance shares will be earned. If such shares are earned, they will vest on the third anniversary of the grant date, subject to continued employment through the vesting date.

2016 Performance Shares: The 2016 – 2018 target goals and results and corresponding performance shares awarded in respect of our performance shares granted in 2016 are shown below.

Grant Year	Performance Measure	Rationale for Measure	Target Goals	Results	Percentage Shares Awarded
2016	Plan EBIT (100%)	Reflects overall business operations and is a measure of profitability that drives stockholder value	$258.4 million (annual)	$234.8 million (2018)	0%

			$751.9 million (cumulative over three-year period)	$675.0 million (2016 – 2018)	0%

Consistent with our pay-for-performance philosophy, none of our named executive offers earned performance shares with respect to the 2016 grants, which measured Plan EBIT annually and cumulatively over the three-year 2016 – 2018 performance period.

Benefits and Perquisites

We provide our named executive officers with benefits that our board of directors believes are reasonable and in the best interests of our company and our stockholders. Consistent with our compensation philosophy, we maintain competitive benefit packages for our named executive officers. The compensation committee, in its discretion, may revise, amend, or add to an officer’s benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies.

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Retirement Plan Benefits. We sponsor a 401(k) defined-contribution plan (referred to as the “401(k) Plan”) covering substantially all eligible team members, including our named executive officers. Team member contributions to the 401(k) Plan are voluntary. Contributions by participants are limited to their annual tax deferred contribution limit by the Internal Revenue Service. We contribute an amount up to 50% of the first 6% of the eligible compensation deferred by a participant.

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Health and Welfare Benefits. We offer medical, dental, vision, life insurance, short-term and long-term disability insurance and accidental death and dismemberment insurance for all eligible team members. Named executive officers are eligible to participate in the same plans as other eligible team members.

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Perquisites. We pay the premium amounts for medical, dental, vision, life insurance, short-term and long-term disability insurance and accidental death and dismemberment insurance plans on behalf of certain of our named executive officers, and impute income related to the limited personal use of our corporate aircraft by certain of our executive officers.

Section Three – How Executive Pay is Established

Role of Our Compensation Committee

Our compensation committee, which is comprised entirely of independent directors, is responsible for overseeing our executive compensation policies and programs with the goal of maintaining compensation that is competitive and reflects the long-term interests of our stockholders. You can learn more about the compensation committee’s purpose, responsibilities, and structure by reading the committee’s charter posted on our investor relations website at investors.sprouts.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement.

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Executive Compensation

While our Chief Executive Officer and other executive officers may attend meetings of the compensation committee or our board of directors from time to time, the ultimate decisions regarding executive officer compensation are made solely by the members of our compensation committee. These decisions are based not only on our compensation committee’s deliberations, but also on input requested from our company or outside advisors, including our compensation committee’s independent compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to our Chief Executive Officer’s compensation are determined solely by our compensation committee. Decisions regarding other executive officers are made by our compensation committee after considering recommendations from our Chief Executive Officer.

Role of the Compensation Consultant

Our compensation committee may periodically engage the services of independent compensation consultants to provide advice in connection with making executive compensation determinations. The chairperson of our compensation committee, in consultation with other committee members, defines the scope of any consultant’s engagement and related responsibilities. These responsibilities may include, among other things, advising on issues of executive compensation and equity compensation structure and assisting in the preparation of compensation disclosure for inclusion in our SEC filings. In fulfilling its responsibilities, the independent compensation consultant may interact with management or our other outside advisors to the extent necessary or appropriate.

In 2018, our compensation committee engaged Korn Ferry as its independent compensation consultant to provide the committee with an executive compensation assessment, peer group analysis and related compensation advice. The compensation committee’s independent compensation consultant provides analyses that inform the committee’s decisions, but it does not decide or approve any compensation decisions. For 2018, Korn Ferry developed criteria used to identify and refine peer and other comparable companies for executive compensation and performance comparisons. Korn Ferry representatives met informally with the chairperson of the committee and with certain members of our management team, and formally with our compensation committee as requested.

The compensation committee considered the factors set forth in the NASDAQ Stock Market rule regarding compensation advisor independence. Specifically, the compensation committee analyzed whether the work of Korn Ferry as compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Korn Ferry; (ii) the amount of fees from our Company paid to Korn Ferry as a percentage of Korn Ferry’s total revenue; (iii) the policies and procedures of Korn Ferry that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Korn Ferry or the individual compensation advisors employed by Korn Ferry with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the compensation committee; and (vi) any stock of our company owned by Korn Ferry or the individual compensation advisors employed by Korn Ferry. The compensation committee considered the above factors related to compensation advisor independence and based on the foregoing, the committee concluded that Korn Ferry was independent.

Our compensation committee intends to continue its practice of retaining executive compensation consultants from time to time, as our compensation committee deems appropriate, to advise our compensation committee with respect to its compensation policies and provide compensation data from comparable companies.

Management’s Role in Compensation Decisions

Members of our human resources, finance, and legal departments work with our Chief Executive Officer to recommend changes to existing compensation plans and programs, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data and other briefing materials to assist the compensation committee in making its decisions and, ultimately, to implement the decisions of our compensation committee.

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Executive Compensation

Our Chief Executive Officer is actively engaged in setting compensation for other executives through a variety of means, including recommending for committee approval the financial goals and the annual variable pay amounts for our executive team. Our Chief Executive Officer works closely with our Chief Human Resources Officer and the chairperson of the compensation committee in analyzing relevant market data to determine base salary and annual target bonus opportunities for senior management and to develop targets for our short- and long-term incentive plans. Our Chief Executive Officer is subject to the same financial performance goals as our other executive officers, all of which are ultimately determined and approved by our compensation committee.

Compensation Levels and Benchmarking

We benchmark our executive compensation against a peer group of companies with which we may compete for executive talent. Market pay data for the peer group for 2018 was gathered through publicly available information and compensation surveys conducted by Korn Ferry. When making compensation decisions, the compensation committee takes into consideration the value of TDC provided to executives and where that value falls in relation to comparable companies (our peer group discussed below along with other market survey data). While the compensation committee does not target a specific percentile of comparable companies when making decisions regarding individual compensation components, the committee generally looks to position the value of target TDC so as to be competitive with the 50th to 75th percentiles of comparable companies, with exceptions made based on the committee’s analysis of key factors, as discussed below.

The peer group is periodically evaluated and updated to ensure the companies in the group remain relevant to us based on our changing size and other factors. For 2018, our compensation committee reviewed the compensation of our executive officers and compared it with that of both our peer group companies and broader, composite global market survey data provided by our compensation consultant. In assessing the appropriateness of peer companies, the compensation committee considered the following criteria for our peer group in 2018: annual revenues; food retail, health and wellness, as well as broader retail; talent market that represents the market for executive talent for our company; growth-oriented companies; and the peer groups used by proxy advisory firms.

The peer group of 14 companies which, along with broader market survey data, were used for benchmarking purposes in fiscal 2018 is set forth below.

Company	Revenue for Last Twelve Months (in millions)	Market Value as of Most Recent FYE (in millions)
United Natural Foods, Inc.	$10,637	$617
Dick’s Sporting Goods, Inc.	$8,609	$3,301
Casey’s General Stores, Inc.	$8,316	$4,858
Spartan Nash Co.	$8,218	$752
Burlington Stores, Inc.	$6,606	$11,081
Ulta Beauty, Inc.	$6,529	$16,518
The Michaels Companies, Inc.	$5,373	$2,546
Smart & Final Stores, Inc.	$4,707	$494
Sally Beauty Holdings, Inc.	$3,933	$2,104
Weis Markets, Inc.	$3,500	$1,291
DSW Inc.	$3,054	$2,128
The Hain Celestial Group, Inc.	$2,429	$1,892
GNC Holdings, Inc.	$2,341	$252
Vitamin Shoppe, Inc.	$1,160	$109
75th Percentile	$7,815	$3,112
50th Percentile	$5,040	$1,998
25th Percentile	$3,166	$651
Sprouts Farmers Market (as of December 30, 2018)	$5,207	$2,898

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Based on input from Korn Ferry, the peer group was updated in late 2018 to assist the compensation committee with determining 2019 compensation. Based on the evaluation criteria, our compensation committee approved the removal of Vitamin Shoppe, Inc. and the addition of Tractor Supply Company to our peer group for 2019.

As discussed above, while the committee does not target a specific percentile when making compensation decisions, our compensation committee generally looks to position the value of target TDC of our executive officers so as to be competitive with the 50th to 75th percentiles of comparable officers at comparable companies, as derived from both peer group data and broader composite market survey data. Our compensation committee may vary from this general approach for various elements of compensation depending on the committee’s analysis of key factors, such as performance, contributions to the business, ability to replace with a high quality candidate in our unique industry/model or disruption to our business if executive were to exit.

Section Four – 2018 Named Executive Officer Pay Actions

2018 Compensation Actions

In February 2018, the compensation committee approved the following compensation and awards for our named executive officers after considering each officer’s individual achievements and contributions toward our long-term strategic goals, our peer group and market survey data and the accomplishments of the company.

Name	Base Salary	Target Bonus	RSU Awards	Performance Share Awards	Target TDC
Amin N. Maredia(1)	$950,000	$950,000	$1,425,000	$1,425,000	$4,750,000
Bradley S. Lukow(2)	$625,000	$437,500	$468,750	$468,750	$2,000,000
James L. Nielsen(2)	$650,000	$487,500	$650,000	$650,000	$2,437,500
Brandon F. Lombardi	$425,000	$255,000	$170,000	$170,000	$1,020,000
Dan J. Sanders	$425,000	$255,000	$170,000	$170,000	$1,020,000

(1)

The compensation for Mr. Maredia excludes severance received in connection with his resignation as our Chief Executive Officer in December 2018. See “Potential Payments Upon Termination or Change in Control”.

(2)

The base salary and equity award values received by Messrs. Lukow and Nielsen include only the amounts approved by the compensation committee in February 2018 for their capacities as Chief Financial Officer and President and Chief Operating Officer, respectively. See “– Committee Actions Taken for 2019” for compensation awarded to Messrs. Lukow and Nielsen in their capacities as Interim Co-Chief Executive Officers.

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Base Salary: Base salary amounts presented above differ from the amounts disclosed in the Summary Compensation Table because increases in base salary become effective in February of each year. Therefore, the amounts reported in the Summary Compensation Table reflect approximately one month at the 2017 base salary rate and eleven months at the 2018 rate.

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Short-Term Incentive Awards: We achieved 92% of the target Plan EBITDA goal (which comprised 75% of the Target Bonus amount) and achieved 55% of the target for our comparable store sales goal (which comprised 25% of the Target Bonus amount), which collectively resulted in a 2018 cash incentive award of 82.8% of the Target Bonus amount for our officers. This was calculated under the terms of the plan as described in the “Section Two – Elements of Our Executive Compensation Program.”

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Long-Term Incentive Grants (Performance Shares and RSUs): The compensation committee approved the long-term incentive grant for each named executive officer in February 2018 with a view towards aligning a large portion of executive pay with the interests of our stockholders. Each of our named executive officers received 50% of their equity awards in the form of RSUs and 50% in the form of performance share awards with a three-year Plan EBIT target.

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Executive Compensation

To demonstrate our focus on pay-for-performance, each element of compensation for 2018 target amounts as approved by the compensation committee is set forth as a percentage of target TDC in the following chart.

Committee Actions Taken for 2019

An important principle driving our compensation program is our belief that it benefits our stockholders for management’s compensation to be tied to our company’s current and long-term performance. As a result, in 2019 at-risk pay will continue to comprise a significant portion of our executive compensation program, particularly for our most senior officers. As we continue our transition to a mature public company in a competitive environment, our compensation committee continues to refine our compensation program, while taking into account stockholder feedback based on outreach and the prior years’ say-on-pay votes. Accordingly, our compensation committee determined to take the following actions with respect to our 2019 compensation program:

•	The compensation committee increased the base salaries of our executive officers by 5% to 12% based on individual performance, increased job responsibilities and their contributions to our business.

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The compensation committee continued to emphasize objective pay-for-performance criteria through the use of Plan EBITDA and comparable store sales targets for our annual performance-based cash bonuses.

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The performance-based cash bonus opportunity for our Chief Financial Officer increased to 75% of base salary, from 70% in 2018. The target opportunity for our other executive officers will remain at 2018 levels: 75% for our President and Chief Operating Officer and 60% for our other executive officers.

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The compensation committee will maintain target equity-based compensation equal to 200% of base salary for our President and Chief Operating Officer and 150% of base salary for our Chief Financial Officer. To provide further incentive for the long-term creation of stockholder value, the compensation committee increased target equity-based compensation from 80% to 100% of base salary for our other executive officers, with such increase to be provided in the form of time-based stock options.

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The 2019 equity compensation for our President and Chief Operating Officer and Chief Financial Officer remains comprised 50% in the form of performance shares and 50% time-based RSUs vesting one-third on each anniversary of the grant date. For our other executive officers, 2019 equity compensation will be comprised of 40% in the form of performance shares, 40% time-based RSUs and 20% time-based stock options, with such RSUs and stock options vesting one-third on each anniversary of the grant date.

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The compensation committee will continue to include a multi-year target in the structure of our performance shares by granting such shares to our executive officers that can be earned after a three-year performance period based on achievement of a Plan EBIT target. If earned, such performance shares will vest 100% on the third anniversary date of the grant (2022).

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For our President and Chief Operating Officer 73% of target TDC will be performance based, and for our Chief Financial Officer, 69% of target TDC will be performance based. For the other named executive officers, on average, 62% of target TDC will be performance-based.

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In connection with the appointment of and added responsibilities assumed by Messrs. Nielsen and Lukow as Interim Co-Chief Executive Officers upon Mr. Maredia’s resignation, the compensation committee approved additional compensation of $25,000 per month for each of Messrs. Nielsen and Lukow until a permanent Chief Executive Officer has been named, beginning in December 2018. The compensation committee also granted each of Messrs. Nielsen and Lukow stock options under our 2013 Incentive Plan to purchase 20,000 shares of common stock, which shall vest in three equal annual installments over a three-year period.

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Upon the appointment of a permanent Chief Executive Officer, the compensation committee expects that such individual’s compensation package will be consistent with our strong pay-for-performance philosophy.

Section Five – Executive Compensation Governance

Stock Ownership Guidelines

To further align the long-term interests of our executives and our stockholders, our board maintains stock ownership guidelines applicable to our Chief Executive Officer and other executive officers. Our Chief Executive Officer must maintain beneficial ownership of shares of Sprouts stock equal in market value to five times his current annual base salary, and our other executive officers must maintain beneficial ownership of shares of Sprouts stock equal in market value to two times his or her respective current annual base salary. Our Chief Executive Officer and other executive officers have five years to satisfy these stock ownership guidelines. As of fiscal 2018 year-end, each of our named executive officers met these guidelines.

Change-in-Control and Severance Arrangements

In December 2018, our compensation committee amended our executive severance and change-in-control plan, which provides that our Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer are eligible for two to three years of severance benefits upon certain events, including an involuntary termination of employment or termination of employment in connection with a change in control, and our other executive officers are eligible for one to two years of severance benefits upon certain events, including an involuntary termination of employment or a termination of employment in connection with a change in control. For further information regarding compensation payable to our named executive officers in the event of termination of such officer’s employment, see – “Potential Payments Upon Termination or Change in Control”.

Hedging and Pledging Policy

Our insider trading policy expressly prohibits transactions involving hedging or pledging of Sprouts shares by directors, officers or team members without the approval of our Chief Legal Officer, who would review risks of proposed transactions.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally does not permit publicly traded companies to take income tax deductions for compensation paid to our Chief Executive Officer and certain other executive officers to the extent that compensation exceeds $1 million per officer in any taxable year. Certain compensation,

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Executive Compensation

including performance-based compensation deductible for 2017 and prior years and certain grandfathered performance-based compensation arrangements, meeting specified requirements, is exempt from this limit. As a new public company, under special transition relief, certain compensation paid (and certain equity awards granted) prior to the 2017 Annual Meeting of Stockholders, has also been exempt from this limit. The executive officers to whom Section 162(m) generally applies for 2018 include our Chief Executive Officer and Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. Although our compensation committee considers tax consequences as a factor when it makes compensation decisions, it retains the discretion and flexibility to make compensation decisions resulting in the grant of non-deductible compensation to the extent it deems that it is appropriate.

Clawback of Certain Compensation Following Restatement of Financial Statements

Our corporate governance guidelines provide that if the board of directors learns of any misconduct by an officer that contributed to our company having to restate all or a portion of our financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, take remedial action against such officer in a manner it deems appropriate. In determining what remedies to pursue, the board of directors will take into account all relevant factors, including whether the restatement was the result of negligence or intentional or gross misconduct. The board of directors will, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an officer or effect the cancellation of unvested restricted, deferred stock awards previously granted to the officer if: (i) the amount of the bonus, incentive compensation or stock award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement and (iii) the amount of the bonus, incentive compensation or stock award that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the board or directors, in its full and complete discretion, may dismiss the officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the officer’s obligations to our company as the board of directors determines fit the facts surrounding the particular case.

Risk Considerations

Our board of directors does not believe that our 2018 compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our company for the following reasons:

•	we believe our fixed pay is competitive given our size and stage of development;

•

our variable pay is based on achieving short-term financial goals, we set a threshold for financial targets below which no bonus payment can be made, and cash bonuses are awarded at amounts that are capped to avoid windfall payouts; and

•

long-term performance is rewarded through grants of RSUs that provide retention value only if our stock remains stable or increases, and performance shares that are valuable only if our company achieves certain financial targets, which aligns our executives’ interests with those of our equity holders. In addition, the number of shares that can be earned is capped.

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COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to our board of directors, and our board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 for filing with the SEC.

Steven H. Townsend, Chairperson

Joseph Fortunato

Terri Funk Graham

Lawrence P. Molloy

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of Steven H. Townsend, as Chairperson, Joseph Fortunato, Terri Funk Graham and Lawrence P. Molloy. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors, nor have any of these individuals ever been an officer or team member of our company.

None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee.

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Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for fiscal 2018, 2017, and 2016.

Name and Principal Position	Year	Salary(1)	Option Awards(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Amin N. Maredia Chief Executive Officer(6)	2018	$935,577	—	$2,747,390	$774,658	$34,336	$4,491,961
	2017	$785,577	—	$2,314,349	$1,412,468	$7,537	$4,519,931
	2016	$644,309	$3,500,867	$6,353,483	—	$18,601	$10,517,260
Bradley S. Lukow Chief Financial Officer(7)	2018	$620,192	$156,022	$903,761	$359,463	$35,361	$2,075,051
	2017	$564,904	—	$1,072,800	$710,988	$4,453	$2,353,145
	2016	$386,846	$352,499	$914,540	$270,792	$92,721	$2,017,398
James L. Nielsen President and Chief Operating Officer(8)	2018	$645,192	$156,022	$1,253,209	$400,664	$76,260	$2,531,347
	2017	$592,788	—	$1,883,295	$746,083	$21,956	$3,244,122
	2016	$522,596	$612,282	$501,492	—	$20,559	$1,656,929
Brandon F. Lombardi Chief Human Resources and Legal Officer and Corporate Secretary(9)	2018	$422,596	—	$327,743	$209,946	$33,740	$994,025
	2017	$397,596	—	$790,719	$357,439	$10,633	$1,556,387
	2016	$338,654	$65,997	$220,123	—	$8,930	$633,704
Dan J. Sanders Chief Operations Officer(10)	2018	$422,596	—	$327,743	$209,946	$29,887	$990,172
	2017	$397,596	—	$790,719	$357,439	$10,898	$1,556,652

(1)	Fiscal 2018 salary consists of a 52-week year from January 1, 2018 through December 30, 2018.

(2)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in Note 26 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

(3)

The amounts in this column reflect the aggregate grant date fair value of each performance share, share of restricted stock or restricted stock unit granted during the fiscal year, computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in Note 26 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

(4)

Unless otherwise indicated, amounts shown in this column include bonuses earned in fiscal 2018, 2017 and 2016 under our performance-based cash incentive plan, but not paid until fiscal 2019, 2018 and 2017, respectively, and are based on percentages of the actual base salary amounts earned by the named executive officers during such years.

(5)

Amounts in this column for 2018 include (a) medical and disability insurance premiums paid on behalf of Messrs. Maredia, Nielsen and Lombardi; (b) life insurance premiums of $1,710, $4,528, $1,645, $699 and $3,004 paid on behalf of Messrs. Maredia, Lukow, Nielsen, Lombardi and Sanders, respectively; (c) pay out of accrued vacation time of $25,798, $13,777, $46,154, $30,769 and $16,298 to Messrs. Maredia, Lukow, Nielsen, Lombardi and Sanders, respectively; (d) matching contributions to our 401(k) plan for Messrs. Nielsen and Sanders; (e) $2,705 and $8,881 for personal use of our corporate aircraft by Messrs. Maredia and Nielsen respectively; and (f) $17,308 paid to each of Messrs. Lukow and Nielsen in connection with their appointments as Interim Co-Chief Executive Officer in December 2018.

(6)

On January 29, 2018, Mr. Maredia’s base salary increased to $950,000. The 2018 amount shown reflects payment of his base salary of $800,000 from January 1, 2018 through January 28, 2018 and $950,000 from January 29, 2018 through December 30, 2018. In addition, the grant date fair value of option awards granted in 2016 shown includes options to purchase 386,496 shares, which had a grant date fair value of $ 2,525,867, and the grant date fair value of stock awards granted in 2016 shown includes a grant of 215,251 shares of restricted stock, which had a grant date fair value of $5,269,344, each issued In connection with the promotion of Mr. Maredia to Chief Executive Officer. On November 29, 2018, Mr. Maredia notified our company that we was resigning as our Chief Executive Officer and director, effective December 30, 2018, the last day of fiscal 2018.

(7)

On January 29, 2018, Mr. Lukow’s base salary increased to $625,000. The 2018 amount shown reflects payment of his base salary of $575,000 from January 1, 2018 through January 28, 2018 and $625,000 from January 29, 2018 through December 30, 2018. In connection with his appointment as Interim Co-Chief Executive Officer, Mr. Lukow will receive an additional $25,000 per month, which began in December 2018, as well as a December 2018 grant of options to purchase 20,000 shares of our common stock; such amounts are included in the ‘All Other Compensation’ and ‘Option Awards’ columns above, respectively.

(8)

On January 29, 2018, Mr. Nielsen’s base salary increased to $650,000. The 2018 amount shown reflects payment of his base salary of $600,000 from January 1, 2018 through January 28, 2018 and $650,000 from January 29, 2018 through December 30, 2018. In addition, the grant date fair value of option awards granted in 2016 shown includes options to purchase 33,439 shares, which had a grant date fair value of $218,534, and the grant date fair value of stock awards granted in 2016 shown includes the grant of 2,601 shares of restricted stock, which had a grant date fair value of $63,672, each issued In

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connection with the promotion of Mr. Nielsen to President and Chief Operating Officer. In connection with his appointment as Interim Co-Chief Executive Officer, Mr. Nielsen will receive an additional $25,000 per month, which began in December 2018, as well as a December 2018 grant of options to purchase 20,000 shares of our common stock; such amounts are included in the ‘All Other Compensation’ and ‘Option Awards’ columns above, respectively.

(9)

On January 29, 2018, Mr. Lombardi’s base salary increased to $425,000. The 2018 amount shown reflects payment of his base salary of $400,000 from January 1, 2018 through January 28, 2018 and $425,000 from January 29, 2018 through December 30, 2018.

(10)

On January 29, 2018, Mr. Sanders’ base salary increased to $425,000. The 2018 amount shown reflects payment of his base salary of $400,000 from January 1, 2018 through January 28, 2018 and $425,000 from January 29, 2018 through December 30, 2018.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for fiscal 2018.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (3)(#)	All Other Option Awards: Number of Securities Underlying Options (4)(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Amin N. Maredia	—	$95,000	$950,000	$1,900,000	—	—	—	—	—	—	—
	March 5, 2018	—	—	—	27,277	54,555	109,110	54,555	—	—	$1,373,695
	March 5, 2018	—	—	—	—	—	—	54,555	—	—	$1,373,695
Bradley S. Lukow	—	$43,750	$437,500	$875,000	—	—	—	—	—	—	—
	March 5, 2018	—	—	—	8,973	17,946	35,892	17,946	—	—	$451,880
	March 5, 2018	—	—	—	—	—	—	17,946	—	—	$451,880
	Dec. 26, 2018	—	—	—	—	—	—	—	20,000	$23.21	$156,022
James L. Nielsen	—	$48,750	$487,500	$975,000	—	—	—	—	—	—	—
	March 5, 2018	—	—	—	12,442	24,885	49,770	24,885	—	—	$626,604
	March 5, 2018	—	—	—	—	—	—	24,885	—	—	$626,604
	Dec. 26, 2018	—	—	—	—	—	—	—	20,000	$23.21	$156,022
Brandon F. Lombardi	—	$25,500	$255,000	$510,000	—	—	—	—	—	—	—
	March 5, 2018	—	—	—	3,254	6,508	13,016	6,508	—	—	$163,871
	March 5, 2018	—	—	—	—	—	—	6,508	—	—	$163,871
Dan J. Sanders	—	$25,500	$255,000	$510,000	—	—	—	—	—	—	—
	March 5, 2018	—	—	—	3,254	6,508	13,016	6,508	—	—	$163,871
	March 5, 2018	—	—	—	—	—	—	6,508	—	—	$163,871

(1)

Represents possible amounts payable under our 2018 performance-based cash bonus program. For fiscal 2018, cash bonuses to be awarded to each named executive officer were based on Plan EBITDA and comparable store sales growth targets. The Target Bonus amounts for 2018 for Messrs. Maredia, Lukow, Nielsen, Lombardi and Sanders were 100%, 70%, 75%, 60% and 60% of 2018 base salary, respectively. The maximum amount achievable by Messrs. Maredia, Lukow, Nielsen, Lombardi and Sanders and in 2018 was 200% of his Target Bonus. In addition, 75% of the bonus criteria for each named executive officer was weighted towards Plan EBITDA, and 25% towards comparable store sales growth. See “ – Summary Compensation Table” for actual amounts paid under our 2018 performance-based cash incentive program.

(2)

Amounts in this column represent unvested performance share awards, which were granted on March 5, 2018. The performance shares cliff vest evenly on March 5, 2021, assuming three-year Plan EBIT performance conditions are achieved and assuming continued service through the applicable vesting date.

(3)

Represents unvested RSUs, which were granted on March 5, 2018. The RSUs vest in three equal installments on March 5, 2019, March 5, 2020 and March 21, 2021, assuming continued employment through the applicable vesting date.

(4)

Represents unvested options granted to each of Messrs. Lukow and Nielsen in connection with their appointments as Interim Co-Chief Executive Officers, effective December 31, 2018. The option grants on December 26, 2018 vest and become exercisable in three equal installments on December 26, 2019, December 26, 2020 and December 26, 2021, assuming continued employment through the applicable vesting date.

(5)

The amounts in this column reflect the aggregate grant date fair value of each option, share of restricted stock and performance share granted during fiscal 2018, computed in accordance with ASC 718. The valuation assumptions used in determining such amounts are described in Note 26 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 30, 2018.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options(1)			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Name	Grant Date	Exercisable	Unexercisable	Unearned
Amin N. Maredia	March 4, 2014	33,771	—	—	$39.01	March 4, 2021	—	—
	March 11, 2015	33,439	—	—	$34.33	March 11, 2022	—	—
	August 11, 2015	466,561	—	—	$20.98	August 11, 2022	—	—
	March 4, 2016	75,670	37,834	—	$28.21	March 4, 2023	—	—
	March 4, 2016(4)	—	—	—	—	—	12,810	$297,064
	May 23, 2016(5)	386,496	—	—	$24.48	August 11, 2022	—	—
	March 3, 2017(6)	—	—	—	—	—	95,845	$2,222,646
	March 3, 2017	—	—	—	—	—	42,598	$987,848
	March 5, 2018(7)	—	—	—	—	—	54,555	$1,265,130
	March 5, 2018	—	—	—	—	—	54,555	$1,265,130
Bradley S. Lukow	March 4, 2016	27,358	13,678	—	$28.21	March 4, 2023	—	—
	March 4, 2016	—	—	—	—	—	6,175	$143,198
	March 4, 2016(4)	—	—	—	—	—	4,631	$107,393
	March 3, 2017(6)	—	—	—	—	—	34,444	$798,756
	March 3, 2017	—	—	—	—	—	24,182	$560,781
	March 5, 2018(7)	—	—	—	—	—	17,946	$416,168
	March 5, 2018	—	—	—	—	—	17,946	$416,168
	Dec. 26, 2018(8)	—	20,000	—	$23.21	December 26, 2025	—	—
James L. Nielsen	March 4, 2014	33,771	—	—	$39.01	March 4, 2021	—	—
	March 11, 2015	33,439	—	—	$34.33	March 11, 2022	—	—
	March 4, 2016	30,559	15,279	—	$28.21	March 4, 2023	—	—
	March 4, 2016(4)	—	—	—	—	—	5,173	$119,962
	May 23, 2016(5)	33,439	—	—	$24.48	August 11, 2022	—	—
	March 3, 2017(6)	—	—	—	—	—	35,941	$823,472
	March 3, 2017	—	—	—	—	—	53,353	$1,237,256
	March 5, 2018(7)	—	—	—	—	—	24,885	$577,083
	March 5, 2018	—	—	—	—	—	24,885	$577,083
	Dec. 26, 2018(8)	—	20,000	—	$23.21	December 26, 2025	—	—
Brandon F. Lombardi	March 4, 2014	12,383	—	—	$39.01	March 4, 2021	—	—
	March 11, 2015	25,732	—	—	$34.33	March 11, 2022	—	—
	March 4, 2016	5,122	2,561	—	$28.21	March 4, 2023	—	—
	March 4, 2016	—	—	—	—	—	867	$20,106
	March 4, 2016(4)	—	—	—	—	—	1,734	$40,211
	March 3, 2017(6)	—	—	—	—	—	12,778	$296,322
	March 3, 2017	—	—	—	—	—	23,428	$543,295
	March 5, 2018(7)	—	—	—	—	—	6,508	$150,921
	March 5, 2018	—	—	—	—	—	6,508	$150,921
Dan J. Sanders	March 4, 2016	—	2,405	—	$28.21	March 4, 2023	—	—
	March 4, 2016	—	—	—	—	—	814	$18,877
	March 4, 2016(4)	—	—	—	—	—	1,629	$37,777
	March 3, 2017(6)	—	—	—	—	—	12,778	$296,322
	March 3, 2017	—	—	—	—	—	23,428	$543,295
	March 5, 2018(7)	—	—	—	—	—	6,508	$150,921
	March 5, 2018	—	—	—	—	—	6,508	$150,921

(1)

Options are to acquire shares of common stock. Options generally expire seven years from the grant date. Time-vested options granted prior to 2016 generally vest over 12 quarters. Time-vested options granted in 2016 and 2018 vest annually over three

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years on each anniversary of the grant date. In addition, all options granted prior to 2015 vest upon occurrence of a change in control of the company. Options granted subsequent to 2015 vest upon a change in control if not assumed by the acquiror or employment is terminated by the company without ‘cause’ or by the team member for ‘good reason’ within 24 months of a change in control, each as defined in the respective option award agreement.

(2)

Except as otherwise indicated, represents unvested RSUs or restricted stock awards (referred to as “RSAs”). The RSUs and RSAs generally vest in three equal installments on each of the first three anniversaries of the grant date, assuming continued employment through the applicable vesting date.

(3)

The market value of unvested awards is calculated by multiplying the number of unvested awards held by the applicable named executive officer by the closing market price of our common stock on the Nasdaq Global Select Market on the last trading day of fiscal 2018, December 28, 2018, which was $23.19 per share.

(4)

Certain stock awards granted on March 4, 2016 represent unvested performance share awards. The performance shares cliff vest on March 4, 2019, assuming performance conditions are achieved both annually and cumulatively over the three-year performance period and assuming continued service through the applicable vesting date. Subsequent to fiscal 2016, 2017 and 2018 year-end, the compensation committee determined that the conditions for such performance share awards were not met for the applicable performance year.

(5)

Options and restricted stock awards granted to Messrs. Maredia and Nielsen on May 23, 2016 are related to their respective promotions in 2015. The options and restricted stock granted to Mr. Maredia vested on a quarterly basis over a three quarter period, beginning on December 31, 2016, and the options and restricted stock granted to Mr. Nielsen vested on June 30, 2018.

(6)

Stock awards granted on March 3, 2017 represent unvested performance share awards. The performance shares vest annually on March 3, 2019 and March 3, 2020, assuming continued service through the applicable vesting date. Subsequent to fiscal 2017 year-end, the compensation committee determined that the conditions for such performance share awards were achieved at the maximum performance level.

(7)

Stock awards granted on March 5, 2018 represent unvested performance share awards. The performance shares will cliff vest on March 5, 2021, assuming three-year Plan EBIT performance conditions are achieved and continued service through the applicable vesting date.

(8)

Options granted on December 26, 2018 to Messrs. Lukow and Nielsen are related to their promotions to Interim Co-Chief Executive Officer, effective December 31, 2018. The options vest and become exercisable in three equal installments on December 26, 2019, December 26, 2020 and December 26, 2021, assuming continued employment through the applicable vesting date.

Option Exercises

The following table describes, for the named executive officers, the number of shares acquired on the exercise of options and the value realized on exercise of options during fiscal 2018.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Amin N. Maredia	90,322	$1,189,741
James L. Nielsen	466,561	$3,860,839
Brandon F. Lombardi	95,000	$1,189,719
Dan J. Sanders	19,929	$123,277

For option awards, the value realized is computed as the difference between the fair market value of the underlying shares on the date of exercise and the exercise price times the number of shares acquired upon exercise.

Employment Agreements

On July 15, 2011, we entered into an employment agreement with Mr. Maredia, as amended from time to time, that provided for compensation terms as well as confidentiality and non-competition obligations. In connection with Mr. Maredia’s promotion to Chief Executive Officer, on August 6, 2015, we entered into an amended and restated employment agreement with Mr. Maredia that provided for an

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increase in his annual base salary and a target annual bonus, and the grant of options to purchase 1,200,000 shares of our common stock, as subsequently restructured. The term of Mr. Maredia’s amended and restated employment agreement was three years, subject to one-year extension periods. Upon Mr. Maredia’s resignation on December 30, 2018, his amended and restated employment agreement was terminated, and we entered into a letter agreement with Mr. Maredia to provide for certain post-employment obligations and a three-month post-termination consultancy period. See “Potential Payments Upon Termination or Change in Control”.

On April 18, 2011, we entered into an employment agreement with Mr. Nielsen, as amended from time to time, that provided for compensation terms as well as confidentiality and non-competition obligations. In connection with Mr. Nielsen’s appointment as President and Chief Operating Officer, on August 6, 2015, we entered into an amendment to his employment agreement that provided for an increase in his annual base salary and the grant of options to purchase 500,000 shares of our common stock, as subsequently restructured.

On January 23, 2012, we entered into an employment agreement with Mr. Lombardi, as amended from time to time, that provided for compensation terms as well as confidentiality and non-competition obligations. Messrs. Lukow and Sanders do not have an employment agreement.

Each employment agreement described above contains a base salary that was set as a result of negotiations between the executive and our board of directors, and is subject to adjustment on an annual basis. Mr. Lukow’s offer letter contained an initial base salary and provides for an annual equity grant award value. Additionally, each employment agreement and offer letter provides for a bonus based upon our company’s attainment of annual goals established by our board and the compensation committee. Each employment agreement and offer letter also provides vacation benefits, reimbursement for business expenses, and the right to participate in company-wide benefits, including insurance, retirement, and other plans and programs as are available to our executive officers. Each employment agreement contains a covenant not to compete with our company or solicit our team members or customers for a period equal to the greater of 12 months immediately following termination of employment or the end of the period during which severance payments are being made, subject to certain exceptions, as well as confidentiality, preservation of intellectual property and non-disparagement obligations. We and each named executive officer may terminate the officer’s employment at any time. In the event of termination of employment, amounts payable to our named executive officers are reflected in the ”Potential Payments Upon Termination or Change in Control” section below.

Potential Payments Upon Termination or Change in Control

On November 4, 2015, our board of directors adopted an Executive Severance and Change in Control Plan (referred to as the “Plan”) to provide benefits and payments to certain of our senior executive officers if their employment is terminated under certain circumstances. The Plan was subsequently amended in December 2018 and covers senior executive officers designated by the compensation committee of our board of directors, including our named executive officers that do not otherwise have employment agreements which specifically provide for severance. In addition, if one of our senior executive officers designated for participation in the Plan has an employment agreement and his or her employment is terminated in connection with a change in control (as defined in the Plan) under circumstances providing for change in control severance benefits under the Plan (as described below), the senior executive officer is eligible to receive change in control severance benefits under the Plan, rather than severance benefits under the applicable employment agreement, unless the severance terms of the applicable employment agreement are more favorable to the executive in which case the terms of the employment agreement shall govern.

In the event that a Plan participant’s employment is terminated by us without cause or due to elimination of job position, reduction in force or restructuring, or by a participant due to relocation, and such termination does not constitute a termination in connection with a change in control described below and is not within 12 months of the participant’s date of hire, (a) our Chief Executive Officer, President and

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Chief Operating Officer, and Chief Financial Officer will be eligible to receive continued payments of base salary for two years and COBRA premium reimbursement for two years (or, if earlier, until the participant is no longer eligible for COBRA coverage), the aggregate amount of the annual bonus amounts received in respect of the prior two completed fiscal years, and a prorated bonus based on actual performance for the fiscal year in which termination occurs; and (b) other participants will be eligible to receive continued payments of base salary for one year and COBRA premium reimbursement for one year (or, if earlier, until the participant is no longer eligible for COBRA coverage), an amount equal to the participant’s target bonus at the time of termination, and a prorated bonus based on actual performance for the fiscal year in which termination occurs.

In the event that a Plan participant’s employment is terminated by us without cause or by the participant for good reason (each as defined by the Plan) upon or during the 24-month period following a change in control, Plan participants other than our Chief Executive Officer will be eligible to receive continued payments of base salary for two years and COBRA premium reimbursement for two years (or, if earlier, until the participant is no longer eligible for COBRA coverage), as well as an amount equal to the participant’s target bonus at the time of termination. Our Chief Executive Officer will be eligible to receive continued payments of base salary for three years and COBRA premium reimbursement for three years (or, if earlier, until he is no longer eligible for COBRA coverage), as well as an amount equal to his annual bonuses paid in respect of the past three completed fiscal years.

The tables below reflect the amount of compensation to our named executive officers in the event of termination of such officer’s employment or upon a change in control pursuant to the Plan or the respective named executive officer’s employment agreement. The amount of compensation payable to each named executive officer upon voluntary or for cause termination, involuntary for good reason or involuntary not for cause termination, and in the event of disability or death of the executive or upon a change in control of our company is shown below. The amounts shown assume that such termination or change in control was effective as of December 30, 2018, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such officer’s separation from our company. Our officers’ employment agreements do not provide for additional benefits upon a change in control of our company other than reflected in the tables below; however, certain of our equity award agreements granted prior to 2015 provide for the immediate vesting of the award upon a qualifying change in control transaction, while other equity award agreements provide for the vesting of the award only if not assumed by an acquiror or after the executive is terminated by an acquiror without cause or by the executive for good reason within 24 months of a qualifying change in control transaction.

Amin N. Maredia

On November 29, 2018, Mr. Maredia notified our board that he was resigning as our Chief Executive Officer and as a director, effective on December 30, 2018, the last day of our 2018 fiscal year. The following sets out the payments and benefits to which Mr. Maredia became entitled in connection with his resignation.

Executive Benefits and Payments
Compensation:
Bonus	$2,187,126
Cash severance	$1,900,000
Health and welfare benefits	$31,899

Total	$4,119,025

Sprouts Farmers Market	2019 Proxy Statement 41

Executive Compensation

Bradley S. Lukow

Executive Benefits and Payments	Voluntary or For Cause Termination on 12/30/18	Voluntary for Good Reason or Involuntary Not for Cause Termination on 12/30/18	Death or Disability on 12/30/18	Change of Control with No Termination on 12/30/18	Change of Control with Termination within 24 months of 12/30/18
Compensation:
Bonus	—	$1,079,451	$1,079,451	—	$875,000
Cash severance	—	$1,250,000	$1,250,000	—	$1,250,000
Health and welfare benefits	—	$37,479	$37,479	—	$37,479
Equity treatment(1)(2)	—	—	—	—	$2,442,464

Total	—	$2,357,930	$2,357,930	—	$4,604,943

(1)

The amount shown represents the market value of unvested stock options, RSUs and performance shares that would become fully vested following a qualifying change in control transaction. Options granted on March 4, 2016 and December 26, 2018 are not included because the closing price of our common stock of $23.19 on December 28, 2018, the last trading day of fiscal 2018, was less than the exercise price of $28.21 and $23.21 respectively.

(2)

All outstanding and unvested equity awards will only vest upon a change in control if not assumed by acquiror or employment is terminated by the company without cause or by the team member for good reason within 24 months of change in control.

James L. Nielsen

Executive Benefits and Payments	Voluntary or For Cause Termination on 12/30/18	Voluntary for Good Reason or Involuntary Not for Cause Termination on 12/30/18	Death or Disability on 12/30/18	Change of Control with No Termination on 12/30/18	Change of Control with Termination within 24 months of 12/30/18
Compensation:
Bonus	—	$1,146,747	$1,146,747	—	$975,000
Cash severance	—	$1,300,000	$1,300,000	—	$1,300,000
Health and welfare benefits	—	$11,609	$11,609	—	$11,609
Equity treatment(1)(2)	—	—	—	—	$3,344,856

Total	—	$2,458,365	$2,458,356	—	$5,631,465

(1)

The amount shown represents the market value of unvested stock options, RSUs and performance shares that would become fully vested following a qualifying change in control transaction. Options granted on March 4, 2016 and December 26, 2018 are not included because the closing price of our common stock of $23.19 on December 28, 2018, the last trading day of fiscal 2018, was less than the exercise price of $28.21 and $23.21 respectively.

(2)

All outstanding and unvested equity awards will only vest upon a change in control if not assumed by acquiror or employment is terminated by the company without cause or by the team member for good reason within 24 months of change in control.

42 2019 Proxy Statement	Sprouts Farmers Market

Executive Compensation

Brandon F. Lombardi

Executive Benefits and Payments	Voluntary or For Cause Termination on 12/30/18	Voluntary for Good Reason or Involuntary Not for Cause Termination on 12/30/18	Death or Disability on 12/30/18	Change of Control with No Termination on 12/30/18	Change of Control with Termination within 24 months of 12/30/18
Compensation:
Bonus	—	$567,385	$255,000	—	$510,000
Cash severance	—	$425,000	$425,000	—	$850,000
Health and welfare benefits	—	$5,805	$5,805	—	$11,609
Equity treatment(1)(2)	—	—	—	—	$1,201,775

Total	—	$998,190	$685,805	—	$2,573,384

(1)

The amount shown represents the market value of unvested stock options, RSUs, RSAs and performance shares that would become fully vested following a qualifying change in control transaction. Options granted on March 4, 2016 are not included because the closing price of our common stock of $23.19 on December 28, 2018, the last trading day of fiscal 2018, was less than the exercise price of $28.21.

(2)

All outstanding and unvested equity awards will only vest upon a change in control if not assumed by acquiror or employment is terminated by the company without cause or by the team member for good reason within 24 months of change in control.

Dan J. Sanders

Executive Benefits and Payments	Voluntary or For Cause Termination on 12/30/18	Voluntary for Good Reason or Involuntary Not for Cause Termination on 12/30/18	Death or Disability on 12/30/18	Change of Control with No Termination on 12/30/18	Change of Control with Termination within 24 months of 12/30/18
Compensation:
Bonus	—	$255,000	$255,000	—	$510,000
Cash severance	—	$425,000	$425,000	—	$850,000
Health and welfare benefits	—	$13,015	$13,015	—	$26,029
Equity treatment(1)(2)	—	—	—	—	$1,198,111

Total	—	$693,015	$693,015	—	$2,584,140

(1)

The amount shown represents the market value of unvested stock options, RSUs, RSAs and performance shares that would become fully vested following a qualifying change in control transaction. Options granted on March 4, 2016 are not included because the closing price of our common stock of $23.19 on December 28, 2018, the last trading day of fiscal 2018, was less than the exercise price of $28.21.

(2)

All outstanding and unvested equity awards will only vest upon a change in control if not assumed by acquiror or employment is terminated by the company without cause or by the team member for good reason within 24 months of change in control.

Pension Benefits and Nonqualified Deferred Compensation

We do not offer a pension plan for any of our team members. In fiscal 2018, we did not offer a nonqualified deferred compensation plan for any of our team members. Team members meeting certain requirements may participate in our 401(k) plan.

Sprouts Farmers Market	2019 Proxy Statement 43

Executive Compensation

Team Member Benefit and Stock Plans

We have two team member benefit and stock plans under which we have issued equity to our team members and non-employee members of the board, our 2011 Option Plan and 2013 Incentive Plan.

CEO Pay Ratio

SEC rules require us to disclose the total annual compensation of our Chief Executive Officer (referred to as “CEO”), the median of the total annual compensation of all employees other than the CEO, as well as their ratio to each other (referred to as the “CEO pay ratio”). Total compensation for Amin Maredia, who served as our CEO through December 30, 2018, and our median compensated employee is calculated in accordance with SEC rules applicable to the Summary Compensation Table. For our 2018 fiscal year, these amounts were as follows:

•	CEO’s total compensation: $4,491,961

•	Our median compensated employee’s total compensation: $20,225

•	Ratio of CEO’s total compensation to our median compensated employee’s total compensation: 222:1

In determining the median compensated employee, we chose December 30, 2018 as the determination date, and used the same methodology we employed in the prior year as our median compensated employee for fiscal 2017 no longer works for our company. As of this date, we employed 27,795 total team members (excluding Mr. Maredia). We annualized compensation for permanent employees who were not employed by us for the full 2018 year. In determining our median compensated employee and computing the CEO pay ratio, we did not use any of the exemptions permitted under SEC rules, nor did we rely on any material assumptions, adjustments (i.e., cost-of-living adjustments) or estimates (i.e., statistical sampling).

The CEO pay ratio set forth above is a reasonable estimate for fiscal 2018, calculated in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the CEO pay ratio reported by other companies may not be comparable to the CEO pay ratio reported for us, as other companies may have different employment and compensation practices and may utilize different permitted methodologies, exclusions, estimates and assumptions in calculating their own CEO pay ratios.

44 2019 Proxy Statement	Sprouts Farmers Market

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

As of December 30, 2018, the following table shows the number of securities to be issued upon exercise of outstanding equity awards under our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Equity Awards (a)		Weighted- Average Exercise Price of Outstanding Equity Awards (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)	2,807,046	(3)	$26.01	(4)	5,390,634
Equity Compensation Plans Not Approved by Stockholders(2)	106,810		$5.41		—

Total	2,913,856		$24.84		5,390,634

(1)	Represents our 2013 Incentive Plan.

(2)	Represents our 2011 Option Plan.

(3)

Includes 612,381 shares of common stock issuable upon vesting of outstanding RSUs, 160,491 shares of common stock issuable upon vesting of outstanding RSAs and 263,102 shares of common stock issuable upon vesting of outstanding performance shares granted under the 2013 Incentive Plan.

(4)	The weighted-average exercise price does not include the shares issuable upon vesting of RSUs, RSAs or performance share awards which have no exercise price.

Sprouts Farmers Market	2019 Proxy Statement 45

Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

The audit committee consists of Lawrence P. Molloy, Chairperson, Kristin E. Blum and Steven H. Townsend. All of the members of the committee are “independent” of our company and management, as independence is defined in applicable rules of the SEC and the NASDAQ Stock Market. Our board has also determined that each of Messrs. Molloy and Townsend is an “audit committee financial expert” within the meaning of SEC regulations, and that each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience in financial roles and the nature of their employment.

The purpose of the audit committee is to provide oversight of the Company’s accounting and financial reporting processes and audits of the financial statements of the Company and compliance with applicable legal requirements and regulations. The primary responsibilities of the committee include reviewing and pre-approving the engagement of our independent registered public accounting firm, reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management, and reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our board of directors has adopted a written charter for our audit committee, available at investors.sprouts.com, that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of the NASDAQ Stock Market. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and the independent auditor the audited financial statements at December 30, 2018 and December 31, 2017 and for each of the years in the three-year period ended December 30, 2018. The committee discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) AS 1301: “Communications with Audit Committees”, and other applicable regulations. This included a discussion of the independent auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee also discussed with the independent auditor the independent auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

The committee discussed with our independent auditor the overall scope and plans for its audit. The committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held four meetings during fiscal 2018.

Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2018 for filing with the Securities and Exchange Commission.

46 2019 Proxy Statement	Sprouts Farmers Market

Report of the Audit Committee

The report has been furnished by the audit committee to our board of directors.

Lawrence P. Molloy, Chairperson

Kristen E. Blum

Steven H. Townsend

The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Sprouts Farmers Market	2019 Proxy Statement 47

Proposal 2: Advisory Vote on Executive Compensation (“Say-on-Pay”)

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of individuals serving as our Chief Executive Officer and Chief Financial Officer, as well as our three other most highly compensated executive officers during our fiscal year ended December 30, 2018), as such compensation is described in the “Executive Compensation – Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 23. We urge our stockholders to review the complete Executive Compensation section included in this proxy statement for more information.

Our executive compensation program is designed to promote the creation of long-term stockholder value by paying for performance, attracting and retaining valuable team members and aligning the interests of our named executive officers with those of our stockholders. Our fiscal 2018 executive officer compensation program consisted of base salary, annual performance-based cash bonus, equity awards in the form of restricted stock awards and performance share awards that are earned upon the achievement of EBIT targets over a three-year performance period, benefits generally available to all of our salaried team members and limited prerequisites. The fixed components (base salary and benefits) of our named executive officer compensation are designed to be competitive in order to induce talented executives to join our company. The variable cash bonus is tied specifically to the achievement of company-wide objectives and is designed so that above-average performance is rewarded with above-average rewards but capped to avoid windfall payments. The equity awards are subject to both performance and time-based vesting, which will provide retention value and reward sustained performance that is aligned with long-term stockholder interests. By tying a large portion of executive compensation to achievement of our operational goals, we seek to closely align the interests of our named executive officers with the interests of our stockholders. Consistent with our pay-for-performance philosophy, our strong performance during 2018 resulted in short-term incentive awards at 82.8% of the target levels and long-term incentives that may yet be achieved based on our three-year performance period for performance shares granted in fiscal 2018.

Our board of directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers for the fiscal year ended December 30, 2018, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

48 2019 Proxy Statement	Sprouts Farmers Market

Proposal 2: Advisory Vote on Executive Compensation (“Say-on-Pay”)

Required Vote

The say-on-pay proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

The say-on-pay vote is advisory, and therefore not binding on our company, our compensation committee, or our board of directors. Although non-binding, the vote will provide information to our compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee and our board of directors will be able to consider when determining executive compensation for the years to come.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 30, 2018, AS DESCRIBED IN THE “EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS” SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

Sprouts Farmers Market	2019 Proxy Statement 49

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm (referred to as “PwC”), to audit the consolidated financial statements of our company for the fiscal year ending December 29, 2019, and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the audit committee will reconsider its selection. We anticipate that representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Aggregate fees billed to our company for the fiscal years ended December 30, 2018 and December 31, 2017 by PwC, our independent registered public accounting firm, are as follows:

	2018	2017
Audit fees(1)	$1,546,100	$1,402,500
Audit-related fees	$—	$—
Tax fees(2)	$9,600	$32,000
All other fees(3)	$1,800	$1,800

Total	$1,557,500	$1,436,300

(1)

Audit fees include (i) fees associated with the audits of our consolidated financial statements, (ii) reviews of our interim quarterly consolidated financial statements and (iii) consents and other items related to SEC matters.

(2)	Tax fees for 2018 consist of consulting work related to home delivery services; tax fees for 2017 consist of consulting work related to current and accumulated earnings and profits.

(3)	All other fees consist of licensing fees for PwC’s accounting research software.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The chairman of the audit committee has been delegated the authority to pre-approve any engagement for audit services or permitted non-audit services (other than internal control-related services, which must be pre-approved by the full audit committee), provided the chairman must present any decisions made under the auspices of this authority to the full committee at the next scheduled meeting.

All of the services provided by PwC described above were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

Vote Required

Ratification of the appointment of PwC to audit the consolidated financial statements of our company for the fiscal year ending December 29, 2019 will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 29, 2019.

50 2019 Proxy Statement	Sprouts Farmers Market

Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Directors, executive officers, and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the fiscal year ended December 30, 2018, and written representations that no other reports were required, we believe that each person who at any time during such year was a director, officer, or beneficial owner of more than ten percent of our common stock complied with all Section 16(a) filing requirements during the fiscal year ended December 30, 2018.

Sprouts Farmers Market	2019 Proxy Statement 51

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, March 4, 2019, by the following:

•	each of our directors and named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options, restricted stock and restricted stock units that are currently exercisable or exercisable within 60 days of the record date, March 4, 2019. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options, but are not outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Our calculation of the percentage of beneficial ownership is based on 123,673,737 shares of common stock outstanding as of March 4, 2019.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sprouts Farmers Market, Inc., 5455 East High Street, Suite 111, Phoenix, Arizona 85054.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned
Named Executive Officers and Directors:
Bradley S. Lukow(2)	132,247	*
James L. Nielsen(3)	220,564	*
Brandon F. Lombardi(4)	47,968	*
Dan J. Sanders(5)	19,266	*
Kristen E. Blum(6)	12,713	*
Shon A. Boney(7)	94,301	*
Joseph Fortunato(8)	26,257	*
Terri Funk Graham(9)	26,535	*
Lawrence P. Molloy(10)	46,535	*
Joseph O’Leary(11)	2,586	*
Steven H. Townsend(12)	38,535	*
All directors and executive officers as a group (14 persons)	850,204	0.7%
5% Stockholders:
T. Rowe Price Associates, Inc.(13)	13,780,868	11.1%
BlackRock, Inc.(14)	11,254,952	9.1%
The Vanguard Group(15)	11,250,931	9.1%

52 2019 Proxy Statement	Sprouts Farmers Market

Security Ownership of Certain Beneficial Owners and Management

*	Less than 1% of the outstanding shares of common stock

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of the record date, March 4, 2019, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

(2)

The amount listed includes (a) 85,229 shares of common stock, (b) 41,036 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019 and (c) 5,982 shares of common stock issuable upon the vesting of restricted stock units, performance shares or restricted stock awards within 60 days of March 4, 2019.

(3)

The amount listed includes (a) 65,782 shares of common stock, (b) 146,487 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019 and (c) 8,295 shares of common stock issuable upon the vesting of restricted stock units, performance shares or restricted stock awards within 60 days of March 4, 2019.

(4)

The amount listed includes (a) 45,798 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019, and (b) 2,170 shares of common stock issuable upon the vesting of restricted stock units or performance shares within 60 days of March 4, 2019.

(5)

The amount listed includes (a) 14,691 shares of common stock, (b) 2,405 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019 and (c) 2,170 shares of common stock issuable upon the vesting of restricted stock units, performance shares or restricted stock awards within 60 days of March 4, 2019.

(6)	The amount listed includes 12,713 shares of common stock.

(7)

The amount listed includes (a) 89,870 shares of common stock and (b) 4,431 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019.

(8)

The amount listed includes (a) 16,439 shares of common stock and (b) 9,818 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019.

(9)

The amount listed includes (a) 13,939 shares of common stock and (b) 12,596 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019.

(10)

The amount listed includes (a) 33,939 shares of common stock and (b) 12,596 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019.

(11)	The amount listed includes 2,586 shares of common stock.

(12)

The amount listed includes (a) 25,939 shares of common stock and (b) 12,596 shares issuable upon exercise of stock options that are currently vested or will become vested within 60 days after March 4, 2019.

(13)

Based upon information contained in Schedule 13G/A filed by the beneficial owner with the SEC on February 14, 2019. Consists of 13,780,868 shares of common stock of which T. Rowe Price Associates, Inc. (“Price Associates”) has sole dispositive power, including 4,935,169 shares of common stock of which Price Associates has sole voting power. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(14)

Based upon information contained in Schedule 13G filed by the beneficial owner with the SEC on February 6, 2019. Includes 10,752,128 shares of which Blackrock, Inc. has sole voting power and 11,254,952 shares of which Blackrock, Inc. has sole dispositive power as a parent holding company. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055.

(15)

Based upon information contained in Schedule 13G/A filed by the beneficial owner with the SEC on February 11, 2019. The Vanguard Group reports sole voting power with respect to 68,102 shares, sole dispositive power with respect to 11,177,329 shares, shared voting power with respect to 16,500 shares and shared dispositive power with respect to 73,602 shares. As the parent holding company, The Vanguard Group, Inc. reports that its wholly-owned subsidiary, Vanguard Fiduciary Trust Company is the beneficial owner of 57,102 shares as a result of its serving as investment manager of collective trust accounts, and its wholly-owned subsidiary, Vanguard Investments Australia, Ltd. is the beneficial owner of 27,500 shares as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Sprouts Farmers Market	2019 Proxy Statement 53

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions during our last three fiscal years to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement.

Volcanic Red Coffees

We purchased coffee from Volcanic Red, LLC (dba Volcanic Red Coffees), a company in which Shon Boney (together with his immediate family members) owned a 15% interest. Mr. Boney is not, nor at any time during the past three fiscal year was, a director, partner, controlling stockholder or an executive officer of Volcanic Red, nor are any of his family members. Our purchases from this company in fiscal 2018 totaled $2.6 million. As of December 30, 2018, we had recorded accounts payable due to this vendor of $0.0 million. Effective January 1, 2019, Mr. Boney no longer holds an ownership interest in Volcanic Red.

Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, in connection with our IPO, we entered into indemnification agreements with each of our directors and executive officers.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into after presentation, consideration, and approval by our audit committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our company wishes to have included in the proxy statement in connection with our 2019 annual meeting of stockholders must be submitted to us no later than November 19, 2019. All such stockholder proposals must comply with the procedures outlined in Rule 14a-8.

In accordance with our current bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the 2020 annual meeting of stockholders but not submitted for inclusion in the proxy statement for our 2020 annual meeting

54 2019 Proxy Statement	Sprouts Farmers Market

of Stockholders pursuant to Rule 14a-8, must be received by us no earlier than December 2, 2019 and no later than January 1, 2020, unless we change the date of our 2020 annual meeting more than 30 days before or more than 70 days after April 30, 2020, in which case stockholder proposals must be received by us no earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of (x) the 120th day prior to such annual meeting or (y) the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All such stockholder proposals must include the specified information described in our bylaws.

Proposals and other items of business should be directed to the attention of our Corporate Secretary at our principal executive offices, 5455 East High Street, Suite 111, Phoenix, Arizona 85054.

DIRECTOR NOMINATIONS FOR INCLUSION IN OUR 2020 PROXY MATERIALS (PROXY ACCESS)

Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2020 proxy materials for election at our 2020 Annual Meeting of Stockholders, the nominations must be directed to the attention of our Corporate Secretary at our principal executive offices, 5455 East High Street, Suite 111, Phoenix, Arizona 85054, no earlier than December 2, 2019 and no later than January 1, 2020.

Any stockholder considering a proxy access nomination should carefully review our bylaws, which were included as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on January 30, 2017.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

Dated: March 18, 2019

Sprouts Farmers Market	2019 Proxy Statement 55

Appendix A

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains financial measures, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in discussing out company’s financial performance, as well as Plan EBITDA and Plan EBIT, that were used as performance targets in certain of our performance-based compensation items during 2018. These measures are not calculated in accordance with accounting principles generally accepted in the United States of America (referred to as “GAAP”).

We define EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items we do not consider representative of our ongoing financial performance. Plan EBIT and Plan EBITDA may contain further adjustments, as determined by our compensation committee. We define adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of these special items.

We believe the presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share aids in the understanding of our business performance but is not intended to be an alternative to GAAP measures. For the fiscal year ended December 30, 2018, there were no further adjustments used by our compensation committee to determine Plan EBIT and Plan EBITDA for purposes of certain of our performance-based compensation items; thus only adjusted EBIT and adjusted EBITDA are presented below.

These non-GAAP measures are intended to provide additional information only and do not have any standard meaning prescribed by GAAP. Use of these terms below may differ from similar measures reported by other companies. Because of their limitations, these non-GAAP measures should not be considered as measures of discretionary cash available to use to reinvest in growth of our business, or as measures of cash that will be available to meet our obligations. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

The following table shows a reconciliation of EBITDA and adjusted EBITDA to net income for the fifty-two weeks ended December 30, 2018 and December 31, 2017 and a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the fifty-two weeks ended December 30, 2018 and December 31, 2017.

Sprouts Farmers Market	2019 Proxy Statement A-1

Appendix A

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Fifty-two Weeks Ended December 30, 2018	Fifty-two Weeks Ended December 31, 2017
Net income	$158,536	$158,440
Income tax provision (1)	37,260	47,078
Interest expense, net	27,435	21,176

Earnings before interest and taxes (EBIT)	223,231	226,694
Depreciation, amortization and accretion	110,749	96,987

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$333,980	$323,681

Special Items:
Executive compensation (2)	$3,618	$—
Store closures (3)	7,961	—

Total Special Items - pre tax	11,579	—

Adjusted EBITDA	$345,559	$323,681

Net income	$158,536	$158,440
Special Items:
Executive compensation, net of tax (2)	5,652	—
Store closures, net of tax (3)	5,921	—

Adjusted Net income before one-time tax benefits	$170,109	$158,440
Income tax benefit related to Tax Act and other one-time tax benefits (4)	(2,573)	(18,692)

Adjusted Net income	$167,536	$139,748

Diluted earnings per share	$1.22	$1.15
Adjusted diluted earnings per share	$1.29	$1.01

Diluted weighted average shares outstanding	129,776	137,884

(1)

Income tax provision includes approximately $12 million (or $0.10 per diluted share) during the fifty-two weeks ended December 30, 2018 and $10 million (or $0.07 per diluted share) during the fifty-two weeks ended December 31, 2017, in excess federal and state tax benefits for share-based compensation primarily associated with the exercise of expiring pre-IPO options.

(2)

During the fifty-two weeks ended December 30, 2018, we recorded one-time pre-tax compensation charges of $4 million associated with the resignation of our former CEO. The after-tax impact includes incremental tax expense associated with certain nondeductible executive compensation costs.

(3)

During the fifty-two weeks ended December 30, 2018, in connection with the closure of two stores, we recorded one-time non-cash pre-tax charges of $8 million primarily related to the estimated fair value of the lease termination obligations and asset impairments. After-tax impact includes the tax benefit on the pre-tax charge.

(4)

During the fifty-two weeks ended December 30, 2018, we adopted a tax calculation method change for the accelerated deduction of certain items, resulting in a discrete tax benefit of $3 million. During the fifty-two weeks ended December 31, 2017, we recorded a one-time benefit associated with the adoption of the legislation referred to as the 2017 Tax Cuts and Jobs Act.

A-2 2019 Proxy Statement	Sprouts Farmers Market

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/29/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS SPROUTS FARMERS MARKET, INC. 5455 East High Street, Suite 111 If you would like to reduce the costs incurred by our company in mailing proxy materials, PHOENIX, AZ 85054 you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/29/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following Class III director nominees: nominee(s) on the line below.    0 0 0 1. Election of Directors    Nominees 01 Kristen E. Blum 02 Shon A. Boney The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2    To vote on a non-binding advisory resolution to approve the compensation paid to our named executive officers    0 0 0    for fiscal 2018 (“say-on-pay”). 3    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm    0 0 0    for the fiscal year ending December 29, 2019. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. . 18 Yes No . 1 . 0 Please indicate if you plan to attend this meeting    0 0    R1 _ 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000401868 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com SPROUTS FARMERS MARKET, INC. Annual Meeting of Stockholders April 30, 2019 8:00 AM Local Time This proxy is solicited on behalf of the Board of Directors The undersigned stockholder of SPROUTS FARMERS MARKET, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated March 18, 2019, and hereby appoints Bradley S. Lukow and Brandon F. Lombardi and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2019 Annual Meeting of Stockholders of SPROUTS FARMERS MARKET, INC., to be held on Tuesday, April 30, 2019, at 8:00 AM local time, at the Sprouts Farmers Market Store Support Office located at 5455 East High Street, Suite 111, Phoenix, Arizona 85054, and at any adjournment or postponement thereof, and to vote all shares of common stock of SPROUTS FARMERS MARKET, INC. held of record by the undersigned at the close of business on March 4, 2019 as hereinafter specified upon the proposals set forth on the reverse side of this proxy card. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO CLASS III DIRECTOR NOMINEES (PROPOSAL 1), “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, “FOR” THE ELECTION OF THE TWO CLASS III DIRECTOR NOMINEES (PROPOSAL 1), “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or postponements thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder. Continued and to be signed on reverse side